Exhibit 10.53

Citywide Administrative Services	Lisette Camilo Commissioner	Suzanne M. Lynn Deputy Commissioner General Counsel

VIA EXPRESS MAIL

May 8, 2019

David Bistricer

Clipper Equity

4611 12th Avenue, Suite 1L

Brooklyn, New York 11219

Re:	240-250 Livingston Street Block 165, Lot 22 Borough of Brooklyn Human Resources Administration and Department for Environmental Protection

Dear David:

Enclosed please find one (1) fu[ly executed copy of the Lease ("Lease") between 250 Livingston Owner LLC, Landlord, and the City of New York, Tenant, covering space at the captioned premises.

This Lease was entered into pursuant to an authorization by the Mayor of the City of New York, a copy of which has been attached herein.

Respectfully, Mona DAttilio Associate General Counsel (212) 386- 6231

Enclosures

c:  Todd Hamilton, Director/Leasing Lease File

Correspondence File

Central File -Brooklyn- HRA & DEP- Block 165, Lot 22, IPIS: 4498

The David N. Dinkins Municipal Building

1 Centre Street, New York, NY 10007

212-386-0042

nyc.gov/dcas

| LEASE NO. ---

LEASE BETWEEN

THE CITY OF NEW YORK

DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES

1 CENTRE STREET, 20TH FLOOR NORTH

NEW YORK, NEW YORK 10007

&

250 LIVINGSTON OWNER LLC

4611 12th AVENUE, SUITE IL

BROOKLYN, NEW YORK 11219

Premises: 240-250 Livingston Street (Block 165, Lot 22)

Borough of Brooklyn

Approximately 342,496 rentable square feet of interior space to be used by the Human Resources Administration and the

Department for Enviromnental Protection

*****

FINAL

EXHIBITS:

EXHIBIT A- Floor Plans

EXHIBIT B- Operating Expense Schednle EXHIBIT C- Scope of Work

EXHIBIT D- Preventive Maintenance Requirements

EXHIBIT E- Form of Subordination, Non- Disturbance and Attornment Agreement

THE CITY OF NEW YORK

DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES

DIVISION OF REAL ESTATE SERVICES

1 CENTRE STREET, 20TH FLOOR NORTH

NEW YORK, NEW YORK 10007

AGREEMENT OF LEASE (the "Lease") made the         day of         , 2019 ("Execution Date"), between 250 LIVINGSTON OWNER LLC, whose address is 4611 12'11 Avenue, Suite lL, Brooklyn, New York 11219, hereinafter designated as "Landlord", and THE CITY OF NEW YORK, a municipal corporation, acting through the Department of Citywide Administrative Services, with an address at 1 Centre Street, 20th Floor North, New York, New York 10007, hereinafter designated as "Tenant".

WITNESS ETH:

WHEREAS, by Lease dated January 1, 1997 by and between Landlord's predecessor in interest (NPMN Realty Inc.), as renewed by that certain letter dated December 28, 2010 from Tenant to Landlord, and as further amended by that certain Lease Renewal and Amendment Agreement dated as of December 15, 2016 by and between Landlord and Tenant (the Lease, as amended , is hereafter referred to as "Prior Lease 1") Landlord leased to Tenant approximately I 06,999 rentable square feet of space comprising a portion of the 1st, 2nd and 3rd floors (the "Existing Pl-emises 1") of the building located at 240-250 Livingston Street (Block 165, Lot 22) , Borough of Brooklyn (the "Building"); and

WHEREAS, by Lease dated July 30, 1999, as amended by that certain Lease Amendment dated as of September 15, 2005 by and between   Landlord's predecessor in interest (Livingston Acquisition, LLC), (the Lease, as amended, is hereafter referred to as "Prior Lease 2"), Landlord leased to Tenant approximately 187,145 rentable square feet of space comprising the entire 41\ 51\ 61\ 7h and 8th floors, lobby space, and basement and subbasement space in the Building, together with parking facilities consisting of fifty (50) designated self-service parking spaces in the parking garage known as "Livingston- Bond Street Garage" located at 39-41 Bond Street, Brooklyn, New York (collectively "Existing Premises 2"); and

WHEREAS, both Prior Lease I and Prior Lease 2 shall expire on August 22, 2020;

and

WHEREAS, Landlord and Tenant desire to enter into a new lease to replace the Prior Lease I and the Prior Lease 2, upon the tem1s and conditions set forth herein; and

WHEREAS, this Lease is subject to public hearing and Mayoral approval pursuant to §824(a) of the New York City Chatter, said hearing to be scheduled subsequent to the execution by the Landlord of this Lease; and

WHEREAS, this Lease may be executed by the Deputy Commissioner of the Depaitment of Citywide Administrative Services ("DCAS") after public hearing and Mayoral approval pursuant to §824(a) of the New York City Charter and subject to approval as to form by the Corporation Counsel of the City of New York; ai1d

WHEREAS, Landlord represents that it has authorized the execution of this Lease by the undersigned member of Landlord.

NOW, THEREFORE, Landiord hereby leases to Tenant and Tenant hereby leases from Landlord subject to public hearing and Mayoral approval and subject to approval as to form by Corporation Counsel, the following described premises (hereinafter referred to as the "Demised Premises"): Entire floors one (I) through eight(8), the entire lobby and a portion of the basement and the entire sub- basement consisting in total of approximately 342, 496 rentable square feet of interior space in the building (hereinafter referred to as the "Building") located at 240- 250 Livingston Street (Block 165, Lot 22) in the Borough of Brooklyn. Appurtenant to the Demised Premises, Tenant has the exclusive right to fifty (50) secure parking spaces (twenty- five (25) parking spaces located at 210 Livingston Street, Brooklyn, New York and twenty- five (25) parking spaces located at 2 MetroTech Center, Brooklyn, New York as more particularly set fo1th in A1ticle 38 (Parking) of the Lease.

The Demised Premises shall be used by the Human Resources Administration ("HRA") and the Department for Environmental Protection ("DEP") for office use and storage space, as the case may be, mid for uses ancillary thereto and for such other similar uses as the Commissioner of DCAS may determine, upon the terms and conditions hereinafter set forth consistent with the Certificate of Occupm1cy and for no other purpose. The floor plans of the Demised Premises shall be made a pm1 of the Lease as Exhibit A and the square footage of smne has been verified by the Design & Project Management Unit of DCAS.

ARTICLE I

TERM

The initial term of this Lease (the "Term") is ten (10) years, commencing upon the later to occur of (1) August 23, 2020, or (2) Substantial Completion of the Work, as certified by D&PM and hereinafter defined in Article 6 of this Lease (the "Commencement Date") and expiring at 11:59 p.m. of the day before the tenth (10) year anniversary of such Commencement Date (the "Expiration Date"), unless sooner terminated, as provided herein. In the event the Commencement Date does not occur by August 23, 2020, Lillldlord agrees that Tenant shall be permitted to continue to occupy the Existing Premises 1 and the Existing Premises 2 pursuant to Article 20 (Tenant Not a Holdover Tenant) of Prior Lease 1 illld Prior Lease 2. Notwithstanding the above, if this Lease shall not have been executed by Tenant on or prior to August 23, 2019 (provided that Landlord has executed and delivered the Lease to Tenant by such date) then, in such event, the Commencement Date shall be deemed to be August 23, 2020.

The term "Lease Year" as used in this Lease shall mean the period of twelve (12) full calendar months commencing on the Commencement Date and each twelve (12) month period thereafter; provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then the first Lease Year shall include the period from the Commencement Date until the last day of the twelfth (12'h) full calendar month tl1ereafter.

ARTICLE2

RENT

A.    Base rent ("Base Rent") shall commence on the Commencement Date and shall be at the annual rate of (i) Fourteen Million Nine Hundred Forty Thousand Eight Hundred and Ninety 14/100 Dollars ($14,940,890.14) (HRA- $13,220,540.14, DEP - $1,720,350.00) for the period beginning on the Commencement Date and ending on the day immediately preceding the second (2nd ) anniversary of the Commencement Date, both dates inclusive; (ii) Fifteen Million Three Hundred Eighty- Nine Thousand One Hundred and Sixteen 84/100 Dollars ($15,389,116.84) (HRA- $13, 617,116.84, DEP- $1,772,000.00) for the period beginning on the second (2nd ) anniversary of the Commencement Date and ending on the day immediately preceding the fifth (5th ) anniversary of the Commencement Date, both dates inclusive; (iii) Sixteen Million Four Hundred Thirty- Four Thousand Nine Hundred and Seventy- Nine 15/100 Dollars ($16,434, 979.15) ($14,542,709.15, DEP-$1,892,270.00) for the period beginning on the fifth (5th) anniversary of the Commencement Date and ending on the date immediately preceding the seventh (7'h) anniversary of the Commencement Date, both dates inclusive; and (iv) Sixteen Million Nine Hundred Twenty- Nine Thousand Six Hundred and Eighty- Eight 62/100 Dollars ($16,929,688.62) (HRA- $14, 980,294.62,DEP- $1,949,394.00) for the period begim1ing on the seventh (7'h) anniversary of the Commencement Date and ending on the Expiration Date. All other payments due to Landlord from Tenant under this Lease shall be considered "Additional Rent." Base Rent and Additional Rent shall be referred to sometimes as "Rent or "rent" in this Lease. Rent shall be payable in equal monthly installments at the end of each calendar month, provided that for the months in which the Commencement Date and Expiration Date of this Lease occur, Tenant shall pay only a pro-rata share of the monthly installment for the applicable period of the Term. All Rent (Base Rent and Additional Rent) shall be payable at Landlord's address hereinbefore set forth or at such other address as may be designated by Landlord from time to time, by notice in the manner provided in Article 21 hereof.

B.    All bills sent by Landlord to Tenant shall have clearly reflected thereon the Building address, block and lot, and Demised Premises for which the bill is being sent. All bills must be legible, must contain the address to which the payment should be sent, and must include the name, address, and telephone number of the Landlord's contact person for billing inquiries. Further, all bills must be provided to Tenant at the address of the occupying agency in the manner designated in Article 21 hereof and/or any other address provided by the occupying agency to Landlord from time to time.

ARTICLE3

OPTION TO TERMINATE

Tenant shall have the right to terminate this Lease in its entirety effective as of the fifth (5th) anniversary of the Commencement Date or effective as of the seventh (7th) anniversary of the Commencement Date (such date, as the case may be, which shall be so specified by Tenant in its election notice, the "Early Termination Date"), in either case, by giving Landlord at least eighteen (18) months' prior written notice of such election. For purposes hereof, Tenant's written notice described in this A1ticle shall be deemed to be the "Tenant's Termination Notice."

If Tenant delivers a Tenant's Termination Notice to terminate this Lease effective as of fifth (5th) anniversary of the Commencement Date, then Tenant shall pay to Landlord all rent payable through the Early Te1mination Date on the later of (i) thirty (30) days after Tenant's receipt from Landlord of an invoice; or (ii) the Early Termination Date.

If Tenant delivers a Tenant's Termination Notice to terminate this Lease effective as of seventh (7th) anniversary of the Commencement Date, then:

Tenant shall pay to Landlord (i) all rent payable through the Early Te1mination Date and (ii) as Additional Rent, Sixteen Million Four Hundred Thi1ty-Four Thousand Nine Hundred Seventy- Nine and 15/100 Dollars ($16,434,979.15) (the "Termination Fee"); and

Tenant shall pay Landlord the Termination Fee on the later of (i) thirty (30) days after Tenant's receipt from Landlord of an invoice; or (ii) the Early Termination Date.

If Tenant properly exercises such right of termination, this Lease shall terminate on the date specified in the Tenant's Termination Notice as the Early Te1mination Date, but such termination shall, at Landlord's option, be effective only if on or before the Early Termination Date, Tenant vacates and delivers possession of the Demised Premises in the condition required by this Lease and Tenant shall have made payment of the Termination Fee, if applicable, and all rent and Additional Rent payable under this Lease through the Early Termination Date.

For the avoidance of doubt, no termination fee shall be payable in connection with the Tenant's right to terminate effective as of the fifth (5th) anniversary of the Commencement Date, as described above.

ARTICLE4

TAX AND OPERATING EXPENSE ESCALATIONS

The Landlord and the Tenant agree that in addition to the annual Base Rent provided for in the preceding paragraphs of this Lease, Additional Rent shall be payable, consisting of Real Estate Tax escalations and direct Operating Expense esq1lations as those terms are hereinafter defined. Tenant shall pay (i) its pro-rata share, ninety- five and four tenths percent (95.4%), of Operating Expense escalations ("Tenant's Expense Share") and (ii) its pro-rata share, ninety- five and four tenths percent (95.4%) of Real Estate Tax escalation ("Tenant's Tax Share"). Landlord and Tenant accept such pro- rate share calculations as final and binding upon the parties throughout the te1m of this Lease.

A. OPERATING EXPENSE ESCALATIONS

With respect to each twelve month period beginning on each August 1 and ending on each July 31 during the term hereof (each, a "Fiscal Year") subsequent to the period beginning on August 1, 2020 and ending on July 31, 2021 (hereinafter referred to as the "Operating Expense Base Year") including the Fiscal Year in which this Lease terminates, Landlord shall deliver to Tenant, no later than thirty (30) days prior to the commencement of each such Fiscal Year, a written estimate (hereinafter referred to as the "Estimate") signed by an officer or agent of the Landlord, wherein is set forth Landlord's good faith estimate of the extent by which Operating Expenses for the particular Fiscal Yem· will exceed Operating Expenses for the Operating Expense Base Year and an amount (hereinafter referred to as the "Amount") equal to Tenant's Expense Share of such excess. The Estimate for the first Fiscal Year subsequent to the Operating Expense Base Year and for each succeeding Fiscal Year shall not exceed One Hundred Five Percent (105%) of the amount by which the Operating Expenses for such Fiscal Year exceeded the Operating Expenses for the immediately preceding Fiscal Year; it being understood that the Estimate, and the annual limitation thereon, shall not in any way limit the amount of the actual share of Operating Expense for which Tenant shall be obligated to pay to Landlord under the terms of this Lease.

Operating Expenses shall be defined as all reasonable costs and expenses, without duplication, paid or incurred by Landlord, in the reasonable exercise of Landlord's business judgment with respect to the following:

I.    Items included in Operating Expenses

(I) Actual labor costs and expenses (including fringe benefits, provided that such fringe benefits are no greater than those paid wider comparable union contracts, and workers compensation insurance covering Building employees), for the services of the following classes of employees performing services required in connection with the operation, repair and maintenance of the Building:

(i)   the Building manager who works full time on the Building; and

(ii)    engineers, mechanics, electricians, plumbers, porters, janitors and security personnel engaged on a full or part-time basis in the actual operation, repair and maintenance of any pmi of the Building, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building, but excluding cleaning of offices; provided that in the case of such part-time employees only the costs attributable to the Building shall be included.

(2)  (i) The commercially reasonable cost of materials and supplies used in the operation, repair and maintenance of the Building, including, but not limited to, snow removal, painting and decorating, lighting, rubbish removal, removal of graffiti , excluding cleaning of offices.

(ii)    The competitive cost of independent contractors performing services required for the operation and maintenance of the Building, including extermination services, but excluding cleaning services for offices.

(iii)  The costs of electricity and all other utilities for the common areas of the Building.

(iv)  Uniform and cleaning of uniform for Building employees;

(v)    Accounting fees directly related to the maintenance and operation of the Building (including, without limitation, preparation of statements and bills for escalations), which are "out- of - pocket" expenses actually incurred by Landlord and which shall not be excess of fees for such items incuned by landlords of comparable office building in Brooklyn.

(3)    Management fees paid to Landlord or an affiliated manager or third parties equal to two and a half percent (2.5%) of the Building's rent roll. The Building is currently self managed by Landlord through an affiliated manager.

(4)    The cost of fire and casualty insurance (all risk or extended coverage) and commercial general liability insurance that a pmdent owner of a building comparable to the Building would maintain.

(5)    Energy Efficient Capital Improvement(s) defined in subsection III below to the extent and in the manner specified therein but not if said Energy Efficient Capital Improvement(s) are pmt of the Work performed under A1ticle 6 as stated in subsection III {iii) below.

(6)    Capital equipment or improvements as may be necessary to maintain and operate the Building and/or to comply with applicable laws or codes first becoming effective after the date of this Lease.

II.   Items Excluded from Operating Expenses

(1)    The cost of conecting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for the purpose of this category;

(2)    Cost of any repair made by Landlord to remedy damage caused by or resulting from the negligence of Landlord, its agents, servants or employees;

(3)    Labor costs in respect to executives of Landlord not assigned to the Building as pmt of the normal Building operation staff;

(4)   Taxes and Real Estate Taxes as defined below;

(5)    Legal, accounting or other professional fees (including without limitation, brokerage, and finder's and advertising fees incuned to attract, lease to, or procure new tenants), other than auditing fees incmTed for the preparation of ammal audited operating expense statements;

(6)   Any insurm1ce premium, other than as set fo1th .in subsection Lill above;

(7)   Interest for late payments of water and.sewer rents;

(8)    The cost of any items for which Landlord is reimbursed by insurance or which are reimbursable by insurance;

(9) The cost of extraordinary services provided for other tenants within the premises respectively demised to such tenants;

(I0)         The costs attributable to the correction or remedying of any act or omission of any tenant in the Building where such tenant is liable for the c01Tection or remedying of any such act or omission under its lease with Landlord; .

(11)    Any cost (of electricity or any other item) for which Landlord is reimbursed by any tenant of the Building;

(12)    The cost of repair or rebuilding caused by fire or other casualty or condemnation;

(13)    The cost of any alterations, additions, changes, replacements and other items which under generally accepted accounting principles consistently applied ("GAAP") are properly classified as capital expenditures, excepting only (A) Energy Efficient Capital Improvements(s) as defined and permitted in subsection III below and (B) as provided for in paragraph I(6) above and such other capital expenditures which shall be made for replacements of Building equipment and prope1iy, the repair cost of which would exceed fifty percent (50%) of the cost ofreplacement and, accordingly, the Landlord reasonably dete1mined the cost of repair warrants replacement thereof in lieu of repair, and such allowable expenditures shall be included on a straight line basis to the extent such items are amortized over their useful life in accordance with GAAP. Landlord shall furnish Tenant with reasonable evidence confirming both the repairs and the replacement cost referred to herein;

(14)    The cost of any alterations to prepare space for occupancy of any tenant in the Building;

(15)    Expenses resulting from any violations by Landlord of the terms of this Lease or any other lease in the Building;

(16)     Refinancing costs and mortgage interest and amortization payments;

(17)    Cost of paintings and sculptures considered to be of the quality and nature of fine art as opposed to merely decorative art;

(18)    Cost of maintenance, repafr and alteration to, and costs of operation of, the Building's parking garage, if any, and of any other retail space;

(19)    Any item otherwise indicated in this Lease to be performed at Landlord's sole cost and expense; and

(20)    Any item otherwise indicated in this Lease to be perfonned by Landlord but paid for by Tenant as additional rent or otherwise.

III.    Capital lmprovement(s) Intended to Improve Energy Efficiency, as defined in ffiW of this subsection III and to the extent pennitted in (ill of this subsection III, shall also be included in Operating Expenses, as follows:

(i) For the purposes of this subsection III only, the following definitions shall apply:

(a)    "Energy Efficient Capital Improvement(s)" or "EECI" shall mean any alteration, addition, change, repair or replacement (whether structural or nonstructural) made by Landlord, in Landlord's discretion, in or to the Building or the common areas or equipment or systems thereof which, under generally accepted accounting principles consistently applied, is properly classified as a capital expenditure; and which capital expenditure, as certified in writing by the Independent Engineers defined in paragraph (d) below, will reduce the Building's consumption of electricity, oil, natural gas, steam, water or other utilities. The aggregate costs of any Energy Efficient Capital Improvement shall be deemed to include, without limitation, architectural, engineering and expediting fees, le al, consulting, inspection and commissioning fees actually incmTed in connection therewith, but shall be deemed to exclude actual or imputed financing costs in connection therewith; provided, however, the costs of such Energy Efficient Capital Improvement shall be deemed reduced by the amount of any NYSERDA or similar government incentives for energy efficiency improvements actually received by Landlord to defray the costs of such Energy Efficient Capital Improvement, and shall further be reduced by any energy efficiency tax credits or similar energy efficiency-based tax incentives actually accruing to Landlord as a result of such Energy Efficient Capital Improvement.

(b)    "EECI Base Year" means each calendar year in which the EECI is completed and placed in service by Landlord.

(c)     "Comparison Year" means the calendar year subsequent to the EECI Base Year.

(d)    "Independent Engineers" means two (2) engineers selected by Landlord and reasonably approved by Tenant. From time to time, but not more than once during any period of twelve (12) consecutive months, Landlord and Tenant may each recommend two or more independent professional engineers, licensed by the State of New York, for inclusion on the list. Any such recommendations by Landlord or Tenant shall be subject to the written approval of the other party, which approval shall not be umeasonably withheld.

(e)    "Simple Payback Period" shall mean the length of time (expressed in months) obtained by dividing (x) the aggregate costs of any such Energy Efficient Capital Improvement by (y) the anticipated annual savings in utility costs (which shall be the average of the determinations by the two Independent Engineers of such annual savings) includable in Operating Expenses (the "Projected Annual Savings"). By way of example, if the aggregate costs of such Energy Efficient Capital Improvement is $2,000,000 and the Projected Annual Savings are $500,000 per annum, then the Simple Payback Period for such Energy Efficient Capital Improvement is fo1iy-eight (48) months. The Projected Annual Savings and the Simple Payback Period shall be ce1iified in writing by the Independent Engineers.

(ii)

Commencing with the first Comparison Year following the EECI Base Year and for each Comparison Year thereafter for the duration of the Simple Payback Period, Landlord may include in Operating Expenses a portion of the aggregate costs of such Energy Efficient Capital Improvement equivalent to eighty percent (80%) of the Projected Annual Savings, so that the aggregate costs of such Energy Efficient Capital Improvement will be fully am01iized over one hundred twenty-five percent (125%) of the Simple Payback Period. By way of example, if the aggregate costs of such Energy Efficient Capital Improvement is $2,000,000, the Projected Annual Savings are $500,000 and the Simple Payback Period for such Energy Efficient Capital Improvement is fo1iy eight (48) months, then Landlord may include $400,000 of the aggregate costs of such Energy Efficient Capital Improvement (i.e., an amount equivalent to 80% of the Projected Annual Savings) in Operating Expenses for five consecutive Comparison Years (i.e., sixty (60) months or I 25% of the Simple Payback Period).

(iii)

Notwithstanding anything to the contrary contained herein or elsewhere in this Article 4 or the Lease, in no event shall any of Work performed under A1iicle 6 , even if otherwise deemed to be an Energy Efficient Capital Improvement(s), be included. in Operating Expenses.

Notwithstanding anything contained hereinabove to the contrary, the cost of any repair required to be performed by Landlord pursuant to Articles 9 and/or 13 of the Lease shall only be included as Operating Expenses in the applicable calendar year in which Tenant shall have given notice to Landlord (or Landlord shall have otherwise received actual notice) of the need for such repair. The cost of any repair not performed in such calendar year shall not be carried forward to the next or any subsequent calendar year; provided, however, if Tenant shall have given notice to Landlord of a repair during the last month of the applicable calendar year and such repair is not capable of being performed by the end of such month, provided that Landlord shall have commenced to perform such repair during such final month and thereafter diligently prosecute such repair to completion, the costs of san1e shall be included as an Operating Expense for the calendar year in which the repair is completed.

Tenant's Expense Share of such estimated increase in Operating Expenses shall be paid in twelve (12) equal monthly installments on the same dates as the annual base rental is payable. The first installment shall be due on the rent payment date coinciding with or following the rendering of the escalation statement, provided, however, that if this Lease terminates for any reason before the entire amount of estimated additional rent has been paid for the previous or current year, the balance shall become due and payable to the date of termination and may be based upon a reasonable estimate for the current year.

If the Estimate is delivered to Tenant prior to the commencement of the pmiicular Fiscal Year, then Tenant agrees to pay to Landlord on the last day of each month occurring during such Fiscal Year, as Additional Rent, one-twelfth (1/12'11) of the   Amount stated in the Estimate. If such Estimate is delivered to Tenant subsequent to the commencement of the particular year, then (i) Tenant shall pay to Landlord on the last day of each month of such Fiscal Year one-twelfth (1112'11) of the amount stated in the immediately preceding Fiscal Year Estimate, (ii) Tenant shall pay to Landlord on the last day of each month during such Fiscal Year) following the forty-fifth (45°1 day after the delivery of such Estimate to Tenant, one-twelfth (1/12'h) of the Amount stated in such Estimate, and (iii) promptly following the delivery of such Estimate to Tenant, Landlord shall refund to Tenant, or Tenant shall pay to Landlord, as appropriate, the difference between (x) the amounts actually paid to Landlord by Tenant for the months prior to the delivery of the Estimate and (y) the amounts that Tenant would have paid to Landlord during such months if Landlord had delivered the Estimate prior to the commencement of the particular Fiscal Year. However, actual payment of any increase shall not stmi until after the first day of the first year following the Commencement Date.

The intent of the pmiies is that Tenant shall pay its proportionate share of increases in Operating Expenses based on the Building being fully occupied. Accordingly, in determining the amount of Operating Expenses for the Operating Expense Base Year or of any succeeding Fiscal Year subsequent thereto, if less than one hundred percent (] 00%) of the Building rentable area shall have been occupied by tenm1t(s) at any time during any such Operating Expenses Base Year, or any succeeding Fiscal Year subsequent thereto, Operating Expenses shall be determined for such Operating Expense Base Year or any succeeding Fiscal Year subsequent thereto, to be an amount equal to expenses which would be incurred in the Building under an operating clause such as this one had such occupancy been one hundred percent (] 00%) throughout such Operating Expense Base Year or any succeeding Fiscal Year subsequent thereto.

Notwithstanding anything to the contrary, if any new expense, not listed as an expense in the Operating Expense Base Year (the "Additional Operating Expense") and which Operating Expense may be listed as an Operating Expense under this Article, is included in the Tenant's calculation of the Operating Expense escalation in a calendar year subsequent to the Base Year, such Additional Operating Expense must also be included in the Operating Expense Base Year and all subsequent years based on the following fo1mula. The Base Year Operating Expenses will be revised to include the Additional Operating Expense which is calculated by dividing the current year's cost by the fraction, the denominator of which shall be the Consumer Price Index ("CPI") for the Base Year and the numerator of which shall be the CPI for the current year. As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, All Items, New York/Northeastern, NJ (1982 - 84 equals 100), or the successor of that index.

Landlord shall be required to disclose and notify Tenant of any "Significant Related Party Transactions", as set forth in A1ticle 25 hereof, the cost of which are passed on, in whole or in part, as rent. When such transactions occur prices of same must be in line with normal industry practice in New York City. Failure to notify Tenant of such Significant Related Party transactions shall result in a disallowance of such costs that would othe1wise be passed along as an Operating Expense. If such Significant Related Party Transactions occurred and were disclosed but it is found by the Tenant that the cost thereof was excessive, then such charges shall be disallowed to the extent they exceed n01mal industry prices in New York City.

Within ninety (90) days after the expiration of the Operating Expense Base Year, Landlord shall furnish to Tenant a schedule of Operating Expenses for said Operating Expense Base Year. Within ninety (90) days after the expiration of each Fiscal Year subsequent to the Operating Expense Base Year (inclnding the Fiscal Year in which this Lease terminates), Landlord shall furnish to Tenant a schedule of Operating Expenses for said Fiscal Year and a schedule of additional rent resulting from escalations in Operating Expenses. Such schedules of Operating Expenses must be prepared in a format no less detailed than that shown in Exhibit B hereto.

Such schedules of Operating Expenses must include a statement signed by the chief executive; chief operating, or chief financial officer of Landlord that:

(a)    discloses fully any significant changes in the calculation of Operating Expenses from the Operating Expense Base Year to said Fiscal Year and/or from the previous Fiscal Year to said Fiscal Year, or, in the absence of significant changes, states that there have been no significant changes in the calculation of Operating Expenses with respect to the aforementioned periods; and

(b) avers that there is complete and accurate documentation in Landlord's files to support each and every charge included in Operating Expenses.

Landlord must have supporting documents for each and every Operating Expense or it will be disallowed.

Such schedules of Operating Expenses and of additional rent resulting from escalations in Operating Expenses must be accompanied by a report of Landlord's Ce1iified Public Accountant, which report must be based upon an audit conducted in accordance with generally accepted auditing standards and state whether the schedules of Operating Expenses and additional rent resulting from escalations in Operating Expenses present fairly the Operating Expenses of Landlord for the applicable year and the additional rent resulting from escalations in Operating Expenses, as defined in the Lease.

At the time each such schedule of Operating Expenses is furnished to Tenant, appropriate adjustment shall then be made between the parties, i.e., if Tenant has paid on account of such Fiscal Year more than Tenant's Expense Share of the actual amount by which Operating Expenses for such Fiscal Year exceeded Operating Expenses for the Operating Expense Base Year, Landlord shall refund such overpayment to Tenant at the time of giving such notice; if Tenant has paid on account of such Fiscal Year less than Tenant's Expense Share of the amount by which Operating Expenses for such Fiscal Year exceeded Operating Expenses for the Operating Expense Base Year, then Tenant shall pay the difference to Landlord within sixty (60) days after receiving the ce1iified Operating Expenses statement, provided, however, that Tenant shall be required to pay to Landlord only the difference between (a) Tenant's Expense Share of the excess of the undisputed actual Operating Expenses for the Fiscal Year over actual Operating Expenses for the Operating Expense Base Year and (b) the Estimate; payment of any amounts on account of Operating Expenses other than the aforementioned undisputed amount shall be withheld by Tenant until Tenant is satisfied that the change in question is valid or until any dispute is otherwise resolved. Appropriate pro rata adjustment shall be made for the last Fiscal Year in which this Lease terminates.

If Landlord fails to furnish any of the foregoing statements, Tenant may, upon thirty (30) days' written notice, withhold all additional rent due and owing to Landlord, including but not limited to Real Estate Tax escalations and Operating Expense escalations, until Landlord furnishes the foregoing statements. Tenant's liability for additional rent due pursuant to this Article and/or Landlord's liability for refunding any overpayment shall survive the expiration of the Term hereof.

Pending any audit by the Tenant or Comptroller of direct operating expenses for any calendar and/or fiscal year, including the Operating Expense Base Year, Tenant shall pay Additional Rent pursuant to the foregoing provisions hereof for such year as billed by Landlord; and upon completion of such audit and resolution by Landlord and Tenant of any matters in contention, appropriate refund or credit shall be allowed Tenant against the next installments of rent and Additional Rent becoming due hereunder ifrequired thereby.

With respect to any patiial Fiscal Year occurring at the begi1J1Jing or the expiration of the te1m hereof or termination of this Lease, additional rent payable by Tenant for such partial Fiscal Year on account of Operating Expenses shall be equitably adjusted.

Tenant shall have the right to copy, exatnine and audit any of Landlord's statements including the Base Year operating statement.

B.    REAL ESTATE TAX ESCALATIONS

The term "Taxes" and "Real Estate Taxes" as used herein, shall mean the real estate taxes and assessments including special assessments on or with respect to the Building and the land upon which it is located (the "Land"), assessed, levied, or imposed by any governmental authority having jurisdiction including Business Improvement District taxes and assessments and including, without limitation (i) assessments made upon or with respect to any "air" or "development" rights now or hereinafter appmienant to or affecting the Land: (ii) and fee, tax or charge imposed by any governmental authority for any vaults, vault space or other space within or outside the boundaries of the Land: and (iii) any taxes or assessments levied after the date of this Lease in whole or in pati for the public benefits to the Land or the Building; in each such instance, without taking into account any discount that Landlord may receive by virtue of payment of Taxes. Excluded from the foregoing enumerations of Taxes and Real Estate Taxes will be (i) any income, franchise, inheritance, capital stock, excise, excess profits, occupancy or rent, gift, estate, payroll or stamp taxes or foreign ownership or control taxes or any capital gains tax, deed tax or transfer tax, and mortgage recording tax imposed on Landlord by municipal, state or federal law (however, if and to the extent that, due to a change in the method of assessment or taxation, any of the taxes refen-ed to in this sentence or other tax or charge shall be substituted for the Taxes now or hereafter imposed upon the Building, such tax referred to in this sentence or other tax or charge, computed as if Landlord owned or operated no property other than the Building, shall be deemed included in the tem1s "Taxes" or Real Estate Taxes" for the purposes hereof), (ii) any Taxes resulting from an increase of the assessed value of the Building attributable to additions or capital improvements (other than replacements) to the Building attributable to additions to the Building which increase the rentable area of the Building. As of the date hereof, to the best of Landlord's knowledge, the only Taxes affecting the Building and/or the Land are the real estate taxes payable to The City of New York.

Tenant covenants and agrees that for each lease year of the initial lease term commencing with July I, 2021, where the total annual Real Estate Taxes imposed or assessed upon the Land and Building for such lease year is greater thm1 or less than the Real Estate Tax finally imposed or assessed upon the Land and Building for the New York City tax fiscal year 2020/2021 (hereinafter referred to as the "Real Estate Tax Base Year", and such amount being hereinafter refe1Ted to as the "Tax Base"), Tenant shall (i) reimburse Landlord for Tenant's Tax Share of increases in Real Estate Taxes paid by Landlord, as Additional Rent, within fmiy-five (45)    days after Tenant's receipt of Landlord invoice accompanied by satisfactory evidence of Landlord's payment of the Real Estate Taxes, or (ii) shall receive from Landlord as a credit against rent (Additional Rent and/or Base Rent, at Tenant's option), a sum equal to Tenant's Tax Share of such decrease in Real Estate Taxes. The amount of such Additional Rent payable or rent credit receivable for any lease year having a duration of less than twelve (12) months shall be prorated.

Appropriate credit shall be given for any net refund, after deduction certiorari attorneys' actual and reasonable fees and expenses obtained by reason of a reduction in the assessed valuation made by the assessors or the courts at any time during this Lease or at any time thereafter. The original computations, as well as payments of Additional Rent, if any, under the provisions of this A1ticle, shall be based on the original assessed valuation with adjustments to be made if and when the Tax refund, if any, has been paid to Landlord.

If the assessment of the Land and Building shall be reduced for the Real Estate Tax Base Year as a result of protests of proceedings filed therefor, then the Tax Base shall be amended to the amount actually collectible by The City of New York for the base fiscal tax year on the conected assessment.

C.  RIGHT TO AUDIT

Tenant and its authorized representative shall have the right to examine, copy and audit any and all books and records of Landlord, including but not limited to original invoices, originals of executed contracts, original cancelled checks, general ledgers and books of original entry, for the purpose of verifying the accuracy of any statement furnished by Landlord to Tenant. All statements are subject to audit by the occupying agency or its representative and post-audit by the Office of the Comptroller. Landlord shall be required to retain the books and records required herein, at its main office or such other location within New York City as it may designate, for six (6) years after the period to which they relate. However, ifat the expiration of such six (6) year period, Tenant or the Comptroller of The City ofNew York is contesting any matter to which such books and records may be relevant, Landlord shall preserve such books and records until one (1) year after the final adjudication, settlement or other disposition of any such contest.

ARTICLES

LANDLORD'S INTEREST IN DEMISED PREMISES

Landlord warrants and represents that it is the owner in fee of the Building, the Demised Premises and the Land and is empowered and authorized to lease said Demised Premises as provided herein.

ARTICLE6

ALTERATIONS AND IMPROVEMENTS

(A)    Landlord agrees, at Landlord's sole cost and expense, prior to the Substantial Completion Date (as defined below) , to make alterations and improvements (the "Work") based on the scopes of work (i.e., a scope of work with respect to the HRA portion of the Demised Premises and a scope of work with respect to the DEP p01iion of the Demised Premises) said scope of work is hereinafter refe1Ted to as the "Scope of Work" prepared by the Design and Project Management Unit ofDCAS ("D&PM") and approved by the occupying agencies and attached hereto as Exhibit C and made a pmi hereof.

(B)    Within forty- five (45) business days from the Execution Date, Landlord shall cause its architect and/ or engineer (which shall be subject to Tenant's approval, such approval not to be umeasonably withheld, conditioned or delayed) (the "Architect") to prepare and deliver to Tenant the architectural and engineering plans and specifications for the Work (the "Initial Work Plans"). Tenant hereby approves Grasso Menziuso Architects, TWIG Engineers & Sustainability Consultants and/or Jack Green Associates as the Architect to the extent that Landlord elects to use any such company. The Initial Work Plans must be (i) engineering and architecturally complete; (ii) coordinated with existing Building conditions and facilities; (iii) conform to all New York City codes and all other applicable federal, state and local laws, regulations, codes and requirements (including, but not limited to, the terms and conditions set forth in the DCAS Guide for Design Consultant, April 2016 rev. September 26, 2016) ("Guid•e for Design Services"), a copy of which Landlord aclmowledges having received, and (iv) be based upon the Scope of Work in order to create a complete set of construction documents. In addition, Landlord's Architect shall prepare a phasing plan for the Work which schedules the Work in phases to suit both Landlord and Tenant ("Phasing Plan"). (It being understood that the Landlord, at its sole cost and expense, shall disconnect and remove all workstation as required in order to perform the Work. It is further understood and agreed that all other obstructions shall be reviewed by HRA & DEP within a pre- arranged walk- through with Landlord prior to the stmt of any painting work and either HRA & DEP shall relocate any affected item or request a work around. Tenant shall cooperate with Landlord and its contractors in removing the furniture in order for Landlord to perform the Work, and Tenant shall remove other obstructions as set forth in the previous sentence). The Phasing Plan must (i} allow for existing personnel in the Demised Premises to experience no interference that is not otherwise commercially reasonable under the circumstances while Landlord's contractor commences and completes construction of the Work; (ii) provide a legal means of egress for all building occupants during the construction of the Work; and (iii) maintain all Building services to the po1tions of the Demised Premises that m·e being occupied by Tenant during the construction of the Work; in each instance, provided that and on the condition that Tenant shall be in strict compliance with the Phasing Plan. Notwithstanding the foregoing, Tenant shall fully cooperate with Landlord and Landlord's contractors such that Landlord is able to timely obtain all required DOB and other sign offs to the sprinkler fire protection system (the "Life Safety System") to be installed in tl1e Building as a pmi of the Work.

(C)    Within ten (] 0) business days after receipt by Tenant of the complete set of Initial Work Plans, D&PM will review and either approve or disapprove the Initial Work Plans, such approval not to be umeasonably withheld; it being understood that the sole basis for D&PM's right to disapprove the Initial Work PlaJ1s shall be that such plans are not consistent wiili the Scope of Work with respect to the relevant item of Work shown on the Initial Work PlaJ1s. In the event Tenant shall not approve such Initial Work PlaJ1s, as required hereunder, it shall, within such five (5) business day period, indicate to Landlord in writing the corrections to the Initial Work Plans required before such approval can be furnished. Thereafter, Landlord shall resubmit revised Initial Work Plans within five (5) business days aJ1d D&PM shall approve or disapprove such revised Initial Work Plans, such approval not to be unreasonably withheld; it being understood that the sole basis for D&PM's right to disapprove the Initial Work Plans shall be that such plans are not consistent with the Scop·e of Work with respect to relevm1t item of Work shown on the Initial Work Plans. In the event Tenm1t shall not approve such revised Initial Work Plans, it shall within five (5) business days, indicate to Lm1dlord hall indicate in writing, the conections to the revised Initial Work PlaJ1s required before such approval CaJl be furnished, following which Landlord shall, within five (5) business days of its receipt of such corrections, fully complete the revision of the Initial Work Plans based on the requested corrections and furnish Tenant with a complete set thereof for its approval. If such subsequent revision of the Initial Work Plans does not meet Tenant's approval (such approval not to be unreasonably withheld), then the process set forth in the preceding sentence shall repeat until all required revisions have been fully incorporated.

(D)    Within five (5) business days following D&PM's approval the Initial Work Plans (the "Final Plans"), Landlol'd shall file the Final Plans as necessary with the New York City Department of Buildings (the "Buildings Department"), the New York City Fire Depaiiment (the "Fire Department") and all other govermnental authorities having jurisdiction (collectively, the "Governmental Authorities"). Within ten (10) business days after Landlord's receipt of all the building permit(s) required for the Work, Landlord shall submit a copy of the building pennit(s) for the Work to Tenant and shall commence construction of the Work ("Work Commencement Date"). Landlord shall perform the Work in accordance with the Final Plans.

(E) Landlord hereby wanants and represents that it has the financial capability and/or adequate financing to complete the Work in the time frames set forth herein. Landlord's misrepresentation with regard to such capability shall constitute a basis for rescission of this Lease.

(F) Landlord shall have a continuing obligation to make regular periodic payments to its contractors as provided for by the terms of the respective construction contracts, to ensure diligent and timely completion of the Work.

(G) (1)The Demised Premises shall be deemed "Substantially Complete" and "Substantial Completion" shall be deemed to have occurred (the "Substantial Completion Date") upon (1) ce1iification by D&PM of Landlord's completion of the Work excepting minor details of construction or decoration which do not adversely affect Tenant's use of the Demised Premises; and (2) receipt by Landlord and the delivery to D&PM of (i) all applicable Buildings Department and Fire Department inspection sign-offs (including but not limited to Buildings Department Post Permit TR-I, Equipment Use Permits, a Certificate of Occupancy (permanent or temporary), electrical and plumbing sign-offs, Fire Department and elevator inspections and sign-offs ) and compliance with the terms and provisions of A1iicle 26 of the Lease - Asbestos) and (ii) certified air balancing report approved by Landlord's engineer as being in conformance with the Final Plans. D&PM shall use reasonable efforts to certify or deny certification of Substantial Completion pursuant to (I) above within seven (7) business days after D&PM receives written notice from Landlord of Landlord's determination that the Work is Substantially Complete; such notice from Landlord must include all items under (2) (i) and (ii) above. In the event the Ce1iificate of Occupancy and/ or sign-offs are temporary, Landlord will keep them all in full force and effect and will be solely liable for all costs in connection therewith. Landlord, prior to the commencement of the Term, shall remove all violations, including but not limited to Building Code and Fire Code violations, now pending or which may be placed against the Demised Premises or the real prope1iy of which they fonn a part, except those violations caused by Tenant's breach of the terms of this Lease or the Prior Leases.

(2) Notwithstanding anything to the contrary set forth above, if Landlord has provided the Buildings Department and the Fire Depmiment with fully completed requests and applications for the above required Sign-Offs and has timely responded to any objections raised, and if the Buildings Department and/or the Fire Depmiment have not provided Landlord with inspection dates or Required Sign-Offs after a period ofthi1iy (30) days of such complete filings and applications, then Landlord may have the Architect and/or engineer and/or licensed fire alann contractor approved by the FDNY certify that the applicable Work is complete and is in compliance with the Final Plans and is in compliance with code ("Self-Certifications"); provided, however, Landlord shall first provide Tenant reasonably detailed supporting documentation of the dates of such requests, applications and responses before any such Self Ce1iifications are permitted. Provided such ce1iification(s) are given to Tenant, then for purposes of the Fire Department, the issuance of a Letter of Recommendation from the FDNY, shall be adequate and sufficient for Substantial Completion purposes with respect to establishing the Commencement Date of the Lease as set fmih in Aliicle 1; however, Landlord shall remain responsible for, and shall diligently pursue obtaining, all Required Sign-Offs and inspections and achieving Substantial Completion as herein required. Landlord shall be responsible for all costs that may be associated with the Architect's Self-Ce1iifications.

(H)    In the event Landlord fails to commence construction of the Work by the Work Commencement Date and/or fails to meet any applicable time frames required prior to Substantial Completion of the Work under this Article 6, subject to Tenant Delay(s) and Unavoidable Delays, then Tenant shall give Landlord written notice (hereinafter refened to as "Delay Notice") advising Landlord of its failure to so commence and/or perform. If Landlord fails to commence the work or perform its obligations under this Article 6 within ten (10) business days from the date of the Delay Notice, Tenant, in addition to any other remedy it may have, at its option may as agent of Landlord commence performance of the Work and deduct the cost thereof from the Base Rent to become due and payable pursuant to Article 2 hereof to the extent that such cost does not exceed Landlord's anticipated cost therefor. Tenant, however, shall not be required to exercise the foregoing rights. Regardless of whether or not Tenant provides written Delay Notice to Landlord or elects to perform the Work as Landlord's agent, it shall receive a rent credit subsequent to Substantial Completion equivalent to one (1) day of free Base Rent for each day Landlord has delayed Substantial Completion of the Work.

(I)    If Landlord shall fail to Substantially Complete the Work after commencement of same within twelve (12) months from the Work Commencement Date, time being of the essence, (subject to Tenant Delays and Unavoidable Delays), then Tenant shall give Landlord written notice (hereinafter referred to as the "Completion Delay Notice") advising the Landlord of its failure to achieve timely Substantial Completion within such twelve (12) month period. If Landlord fails to achieve Substantial Completion within fifteen (15) business days from the date that Landlord receives such Completion Delay Notice, or if such Work cannot be completed within said fifteen (15) business days day and Landlord fails to act diligently, and continuously without interruption to Substantially Complete the Work within a reasonable time, Tenant, in addition to any other remedy it may have, may: (i) as agent of Landlord, perform said Work and deduct the cost thereof from the Base Rent to become due and payable pursuant to Article 2 hereof or (ii) if Landlord shall not have substantially completed the Life Safety System , then Tenant may terminate this Lease on ten (10) business days written notice to Landlord; provided, however, that if Landlord delivers written notice to Tenant prior to the expiration of such ten (10) business day period that Landlord has Substantially Completed the Life Safety System, Tenant's termination notice shall be deemed null and void and of no fmiher force and effect and the terms and conditions of this Lease shall remain in full force and effect. Tenant, however, shall not be required to exercise either of the foregoing rights. If Tenant elects not to te1minate the Lease, and regardless of whether or not Tenant provides written Completion Delay Notice or elects to perform the work as Landlord's agent, it shall receive a rent credit subsequent to Substantial Completion equivalent to one (1) day of free Base Rent for each day Landlord has delayed Substantial Completion of the Work beyond such fifteen (15) business day period.

(J)    For the purposes of this Article 6, "Tenant Delay" shall mean the occunence of any actual delay of one or more days (not due to an Unavoidable Delay as hereinafter defined or delays caused by Landlord or its contractors) that continues after written notice from Landlord and Tenant's failure to cure within a five (5) day business period, which results in Landlord's inability to (x) timely commence the performance of the Work, or (y) timely Substantially Complete the Work (including obtaining any required Sign Offs) due to any of the following: (i) any request by Tenant that Landlord delay in proceeding with any segment or part of the Work; (ii)    any failure by Tenant to timely respond to submissions and timely complete its review and reasonably approve Plans pursuant to the time frames and other provisions set f01ih herein; (iii) any failure of Tenant to comply with the Phasing Plan; or (iv) any failure by Tenant to respond reasonably, in good faith or within the time frames set forth herein or to respond with reasonable specificity where required herein. Landlord shall notify Tenant in writing of such Tenant Delay(s) and in the event Tenant does not cure said delay within five (5) business day, said Tenant Delay (s) shall extend the time for Landlord's performance of said obligations by the amount of time equal to said Tenant Delays on a day for day basis. Further, in the event of any delay in the completion of Landlord's performance of the Work due to one or more Tenant Delays, the Lease Commencement Date shall be accelerated, on a day-for-day basis, by the number of days of such Tenant Delay(s), provided however, that Landlord has notified Tenant in writing of such Tenant Delay and Tenant had not cured said delay within such five (5) business day period, or, if such circumstances are incapable of being remedied within such five (5) business day period, fails to commence to cure with such five (5) business days period and/or to complete such cure within ten(]0) business days after receipt of the Tenant delay notice.

(K)   Any disputes between Tenant and Landlord as to any Unavoidable Delay or Tenant Delay shall be decided by arbitration in accordance with the procedures set fo11h in this Section K. In the event of any dispute under this Article or any other Article of this Lease with respect to the determination of the issue of Substantial Completion, or under any other Section of this Lease that provides for resolution of a dispute in accordance with this Section X, if any, either party may submit the dispute for resolution in the City of New York in accordance with the Expedited Arbitration Rules of the American Arbitration Association, its successor or, if it shall cease to exist, an entity perfonning similar functions the "AAA"\ provided, however, that (1) the list of arbitrators referred to in Rule 54 shall be returned within five (5) business days from the date of mailing, (2) the parties shall notify the AAA, by telephone, within three (3) business days, of any objections to the arbitrator appointed and will have no right to object thereto if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54, (3) the Notice of Hearing referred to in Rule 55 shall be four business days in advance of the hearing, (4) the hearing shall be held within seven (7) business days after the appointment of the arbitrator and (5) the decision and award of the arbitrator shall be final and conclusive on Landlord and Tenant. Judgment shall be entered on the decision and award of the arbitrator so rendered in any comi of competent jurisdiction. The fees and disbursement of respective counsel engaged by the parties shall be paid by the respective pai1ies ai1d the fees of the arbitrators and the expenses incident to the proceedings (except the fees of expert witness and other witnesses called or engaged by the parties, which shall be borne by the party calling such witnesses) shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

(L)    Promptly after Substantial Completion of the Work, Tenant shall submit to Landlord a written list of all Punch-List Items with respect thereto (each a "Punch List"). Landlord shall within forty- five (45) business days of receipt of a Punch List, c01mnence performance and diligently proceed with continuity to complete the Punch-List Items identified therein. or if such Work cannot be completed within said fo1ty- five (45) business days and Landlord fails to act diligently, and continuously without inte1Tuption to Substantially Complete the Work within a reasonable time. In the event Landlord fails to timely commence and is not diligently pursuing completion of said Punch List work, Tenant, in addition to any other remedy it may have, may following an additional five (5) business day notice to Landlord, (i) as agent for the Landlord, perform said Punch List work and deduct the cost thereof from the Rent due or that may become due and owing under this Lease; or (ii) withhold the reasonably estimated value of completing such Punch List work from the Rent due and owing to Landlord until Landlord performs such work to the reasonable satisfaction of Tenant.

(M)    Notwithstanding anything to the contrary in Article 13 hereof, Landlord shall be solely responsible for the perf01mance and cost of all repairs resulting from defects of materials and worlananship in connection with the Work.

(N)    Landlord acknowledges that the Demised Premises will be occupied and used by Tenant, its employees and invitees during the performance of the Work, subject to and in accordance with the Phasing Plan. Accordingly, Landlord shall comply, and shall cause it contractors to comply, with Buildings Department related site safety regulations and, provided that Tenant is complying with the Phasing Plan, to use commercially reasonable efforts to minimize noise, dust and other conditions which may adversely affect Tenant, its invitees, employees, and workers, to take every reasonable precaution against injuries to persons or damage to property, and to provide for the safety of persons at the Building. Any painting work or sprinkler work which interferes with the Tenant's operation, including disruption due to noise, dust and foul odor, shall be done after hours (i.e. after 6 PM or on weekends) and otherwise in accordance with the Phasing Plan. Landlord shall be responsible for the initiation, maintenance and supervision of reasonable safety precautions and programs in connection with the performance of the Work to the extent required by applicable codes and standard industry practice. Prior to the commencement of the Work, Landlord shall designate a qualified person, if required by code, to carry out such programs and notify Tenant of the person so designated..

(0)         As used in this Lease, the tenn "business days" shall mean all days other than Saturdays, Sundays and all days observed by the New York State or federal government as legal holidays.

(P)    The time periods and the obligations of the pmiies hereunder shall be subject to "unavoidable delay" as defined in Article 22 of this Lease (collectively, Unavoidable Delays").

(Q)    Landlord agrees to cause its contractors perfmming the Work to maintain commercial general liability insurance covering the City ofNewYork, including its officials and employees, as an additional insured with coverage at least as broad as the most recent ISO Forms CG 20 26 and CG 20 37 and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. Lm1dlord's agreements with contractors performing the Work shall include the following provision: "The contractor waives all rights against the City, including its officials and employees, for any damages or losses that are covered by the commercial general liability insurance."

(R)  Landlord and Tenant shall each designate a person (each, a "Construction Rep") who shall serve as its representative during the design and construction of the Work. Lm1dlord's Construction Rep shail be Jacob Schwimmer and Tenant's Construction Rep shall be Ms. Awyrnarie Riollano in each case until further notice. All written consents and approvals given by Tenant's Construction Rep, on behalf of Tenant, or by Landlord's Construction Rep, on behalf of Landlord, concerning the design and construction of the Work shall be valid and binding on Landlord or Tenant, as applicable.

Notices to Tenant during the design and construction of the Work, and correspondence to Tenant's Construction Rep, shall be sent to:

Ms. Awymarie Riollano

Executive Director, Design & Project Management

Real Estate Services

Depatiment of Citywide Administrative Services

1 Centre Street, 20th Floor I New York, NY 10007

Tel: (212) 386-0638

with a copy to:

Mr. Todd Hamilton

Executive Director of Leasing

Real Estate Services

Depaiiment of Citywide Administrative Services

1 Centre Street, 20th Floor

New York, New York 10007

Tel. No. (212) 386- 6350

Notices to Landlord during the design and construction phases, and correspondence to Landlord's Construction Rep, shall be sent to:

Mr. Jacob Schwimmer

clo Clipper Equity

4611 12th Avenue, Suite 11

Brooklyn, New York 11219

Jschwimmer@clippereguity.com

and to:

Mr. David Bistricer

clo Clipper Equity

4611 12'h Avenue, Suite 11

Brooklyn, New York 11219

David@clippereguity.com.

ARTICLE7

CERTIFICATE OF OCCUPANCY; COMPLIANCE WITH LAWS

Landlord agrees to maintain any necessary use and occupancy pennits including a Ce1tificate of Occupancy or a Temporary Certificate of Occupancy, or other sufficient indicia of legality for use of the Demised Premises for the purposes set fmth in this Lease.

At its own expense, Landlord agrees to obtain all permits necessary to legalize the Demised Premises, the alterations and improvements specified herein and to comply with all requirements, rules, laws, regulations and orders of Federal, State and local authorities ("Legal Requirements") and of any board of fire underwriters having jurisdiction over the Demised Premises or the real property of which they form a part, including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. ("ADA") during the Te1m (unless the need for such compliance with Legal Requirement arises out of Tenant's particular manner of use in contravention of the permitted use under this Lease). With respect to the ADA and regulations promulgated pursuant thereto, Landlord shall comply with and perform both the Landlord's obligations, if any, as a public accommodation pursuant to Title III of the ADA and the Tenant's obligation as a public entity pursuant to Title II of the ADA for the Demised Premises and all common areas that service the Demised Premises in and around the Building. Landlord shall remove all violations which may be placed against the Demised Premises or the Land, including but not limited to Building Code and Fire Code violations, except those violations caused by Tenant's breach of the terms of this Lease. In the event Landlord fails to comply with any of the provisions of this Article, and Landlord fails to commence to cure such default, within five (5) days after written notice from Tenant specifying such default, and thereafter diligently with continuity complete curing said default, then Tenant, in addition to any other remedy it may have, may (i) as agent of Landlord, cure such default and deduct the cost thereof from any rent due or that may become due and payable under this Lease, or (ii) may withhold an amount ofrent equal to one hundred fifty percent (150%) of the reasonable cost of performance of such obligations as reasonably determined by Tenant until Landlord perfonns such repairs to the reasonable satisfaction of Tenant.

Anything to the contrary notwithstanding, in the event that the obligations to be performed by Landlord under this Article (x) are required to correct a hazardous condition or to end an emergency or (y) the failure of Landlord to provide the aforesaid services create an emergency or hazardous condition, which renders the Demised Premises unsuitable for the uses set forth herein, Tenant shall give Landlord, its agent, superintendent or the person designated to receive such notice, prompt notice in writing, personally or by nationally recognized overnight mail service ("Overnight Mail"), and Landlord, within tluee (3) business days ofreceipt of said notice, shall commence effmis to furnish such service or collll11ence performing the repairs necessary to restore/provide such service and diligently proceed with continuity to complete said work. In the event Landlord fails to commence and/or diligently proceed with continuity to complete said work after said notice as aforesaid, Tenant, (i) as agent for the Landlord, perform same and deduct the cost thereof from any rent due or that-may become due and payable under this Lease, or (ii) may withhold all rent due and owing to Landlord until Landlord perfo1ms such repairs to the reasonable satisfaction of Tenant, or (iii) give Landlord and its managing agent a second notice (the "Second Notice") of said default in the manner above provided. Furthermore, if Tenant provides a Second Notice to Landlord of such default and Landlord thereafter fails to commence to cure such default within five (5) days following receipt of the Second Notice, or fails thereafter diligently to proceed with continuity to cure said default and, as a result of Landlord's failure, (a) at least 25,000 rentable square feet of the Demised Premises is rendered unusable for Tenant's business purposes and (b) Tenant removes its personnel from suchpmiion of the Demised Premises, then Tenant may terminate this Lease on five (5) days written notice to Landlord.

Anything herein to the contrary notwithstanding, (i) Tenant's rights under the forgoing provisions are conditioned upon it having sent a copy of all of the above notices in accordance with the provisions of any Subordination, Nondisturbance and Attornment Agreement as provided for A1iicle 21 hereof, and (ii) all of the above time periods and Tenant's rights for Landlord's failure to perform its obligations are subject to extension by reason of Unavoidable Delay(s).

ARTICLES

REAL ESTATE TAXES, ASSESSMENTS,

WATER RATES, SEWER RENTS, ARREARS

(A)    Landlord shall pay all real estate taxes, assessments, water rates and sewer rents levied agair\st said Building and Land for the tax lot where the Demised Premises is located or that may be liens thereon. Landlord shall provide Tenant with receipted bills, payment receipts or other back-up infom1ation reasonably satisfactory to Tenant evidencing Landlord's payment thereof within fifteen (15) business days after Tenant shall give notice to Landlord requesting such evidence of payment. Should Landlord fail to pay said taxes, assessments, water rates and sewer rents, then Tenant, in addition to any and all other remedies it may have, may, after not less than thirty (30) days' notice to Landlord, apply any Rent due or that may become due and payable under this Lease to the payment of said taxes, assessments, water rates and sewer rents, and so long as any of such items are unpaid, no action or proceeding may be maintained by Landlord against Tenant for nonpayment of Rent.

(B)    Additionally, if Landlord is in any other arrears on the Land, Building and/or Demised Premises, including but not limited to rents, mortgage payments and other payments or obligations payable to The City of New York, then, after thirty (30) days' notice from Tenant to Landlord and Landlord's failure to make such payment within said thirty (30) day period, then Tenant may apply any Rent due or that may become due and payable under this Lease to the payment of such aJTears and as long as such arrears are unpaid, no action or proceeding may be maintained by Landlord against Tenant for Tenant's nonpayment of Rent.

ARTICLE9

LANDLORD'S SERVICES

Landlord shall provide fuel, hot and cold water, adequate elevator service, maintain the public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets (including supply and cleaning thereof) and other public parts of the building (collectively "common areas"), perform regular monthly extermination services to the Demised Premises ai1d the common areas, provide and maintain the heating, ventilation and air conditioning equipment ("HVAC") in good working order so as: (i) to provide air conditioning during the summer months at ai1 average inside design temperature of seventy-five (75) degrees Fahrenheit dry bulb and a room relative humidity of fifty percent (50%) when the outside temperature is ninety-five (95) degrees Fahrenheit dry bulb coincident with a wet bulb temperature of seventy-five (75) degrees Fahrenheit; and (ii) to provide heating during the winter months at an average inside design temperature of seventy-two (72) degrees Fahrenheit dry bulb when the outside temperature is twelve (12) degrees Fahrenheit dry bulb with a wind velocity of twenty-seven (27) miles per hour.

Prior to the Commencement Date, Landlord, at its sole cost and expense, shall perform all of the preventative maintenance measures set for in Exhibit D, attached hereto and made a part hereof.. Landlord, at its sole cost and expense, may, at its option, enter into a separate agreement for the maintenance of the roof and each of the building systems of the Demised Premises. For so long as any such agreement shall remain in effect during the term of the Lease such agreement shall pl'ovide that the contractor perform all of the preventive maintenance measures set forth in Exhibit D, as applicable. The contractor shall adhere to industry wide standards in performing its obligations under the maintenance agreement. The maintenance agreement shall further provide that within ten (] 0) business days after inspecting the roof or building systems, the contractor shall prepare a written rep01i. Such report shall (a) summarize contractor's findings and recommendations for maintenance service and (b) state whether maintenance service has been rendered. Contractor shall submit a copy of the report to Tenant within fifteen (15) days after it is coi:npleted.

The foregoing Landlord's services shall be provided during the hours ofS:00 a.m. to 6:00 p.m. Monday through Friday inclusive and 8:00 a.m. to 1:00 p.m. on Saturdays, New York City holidays excluded, except that elevator service and access to the Demised Premises shall be provided twenty-four (24) hours per day, seven (7) days per week.

Notwithstanding the foregoing, necessary repairs and maintenance to the Demised Premises due to negligence or improper conduct of Tenant, its employees, agents, contractors or invitees, shall be performed by Landlord, at Tenant's request and at Tenant's reasonable expense, which shall be paid by Tenant to Landlord within forty-five (45) days after Landlord bills Tenant (with reasonable supporting documentation).

In the event Landlord is in default of its obligations under this Article 9, and Landlord fails to commence to cure such default, within five (5) days after written notice from Tenant specifying such default, and thereafter diligently with continuity complete curing said default, then Tenant, in addition to any other remedy it may have, may (i) as agent of Landlord, cure such default and deduct the cost thereof from any rent due or that may become due and payable under this lease or (ii) withhold an amount ofrent equal to one hundred fifty percent (150%) of the reasonable cost of perfonnance of such obligations as reasonably determined by Tenant until Landlord performs such repairs to the reasonable satisfaction of Tenant.

Anything to the contrary notwithstanding, in the event (x) the repairs to be performed by the Landlord are required to correct a hazardous condition or to end an emergency or (y) the failure of Landlord to provide the aforesaid services create an emergency or hazardous condition, which renders the Demised Premises unsuitable for the uses set forth herein, Tenant shall give Landlord, its agent, superintendent or the person designated to receive such notice, prompt notice in writing, personally or by nationally recognized ovemight mail service ("Overnight Mail"), and Landlord, within twenty-four (24) hours of receipt of said notice, shall furnish such service or commence performing the repairs necessary to restore/provide such service and diligently proceed with continuity to complete said work. In the event Landlord fails to commence and/or diligently proceed with continuity to complete said work after said notice as aforesaid, Tenant, may (i) as agent for the Landlord, perform same and deduct the cost thereof from any rent due or that may become due and payable under this Lease, or (ii) may withhold all rent due and owing to Landlord until Landlord performs such repairs to the reasonable satisfaction of Tenant, or (iii)

(iii)    give Landlord and its managing agent a second notice (the "Second Notice") of said default in the manner above provided.

FmiheJmore, if Tenant provides a Second Notice to Landlord of such default and Landlord thereafter fails to commence to cure such Default within five (5) days following receipt of the Second Notice, or fails thereafter diligently to proceed with continuity to cure said default and, as a result of Landlord's failure, (a) at least 25,000 rentable square feet of the Demised Premises is rendered unusable for Tenant's business purposes and (b) Tenant removes its personnel from such p01iion of the Demised Premises, then Tenant may terminate this Lease on five (5) days written notice to Landlord.

Anything herein to the contrary notwithstanding, (i) Tenant's rights under the forgoing provisions are conditioned upon it having sent a copy of all of the above notices in accordance with the provisions of any Subordination, Nondisturbance and Attornment Agreement as provided for Article 21 hereof, and (ii) all of the above time periods and Tenant's rights for Landlord's failure to perform its obligations are subject to extension by reason of Unavoidable Delay(s).

ARTICLElO

TENANT SERVICES AND ELECTRICITY

Landlord shall maintain present electrical system. Landlord, at its own expense, shall cause the Demised Premises to be separately metered for electricity. Tenant shall pay the public utility corporation directly for the furnishing of electric cunent.

Tenant shall provide its own cleaning and rubbish removal.

ARTICLE 11

ALTERATIONS BY TENANT

Except for (i) carpeting, painting and cosmetic alterations, and (ii) non-structural alterations which do not impact or affect any Building systems and do 1iot require plans and/or a building permit, neither of which shall require Landlord's prior consent, Tenant, upon written notice to Landlord and with Landlord's prior written consent, which consent shall not be umeasonably withheld or delayed, may make alterations, installations, additions and improvements in and to the Demised Premises at Tenant's sole expense. All such work performed by Tenant shall be performed in compliance with all applicable Requirements. Tenant may make decorations and erect signs within the Demised Premises not visible from outside the Demised Premises without Landlord's prior written consent, and Landlord agrees not unreasonably to withhold its consent to any such decorations and signs that are visible from outside the Demised Premises.

All property of whatever kind or nature in or on the Demised Premises owned, installed or paid for by Tenant shall be and remain the property of Tenant and upon the termination of this Lease Tenant shall have the option of removing such property or of sunendering such property to Landlord, in either event without any liability to Landlord. Tenant shall exercise its option by giving written notice to Landlord within thirty (30) days prior to the termination of this Lease, as expressly limited herein renewal or extension period. If Tenant shall fail to give such notice or shall fail to remove such property upon termination of this Lease, renewal or extension period, the prope1iy shall be deemed to be surrendered. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of its property.

All prope1iy and improvement affixed in the Demised Premises, which have been paid for by Landlord shall remain Landlord's property throughout the Term and Tenant shall not encumber or allow any lien to be placed thereon provided, however, if any moveable personal property, refuse or rubbish is surrendered, it may be removed by Landlord at Tenant's expense.

ARTICLE 12

END OF TERM

Upon the expiration or other tennination of the Tenn of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition with ordinary wear and tear, and damage by the elements, including fire or other casualty, excepted.

ARTICLE13

REPAIRS

Landlord shall make all interior, exterior and structural repairs, excluding such repairs necessitated by the negligence or intentional misconduct of Tenant or Tenant's employees, agents or invitees, but including maintenance, repair or replacement of the roof, windows and window glass, replacement of light bulbs and fluorescent lamps, plumbing, and elech·ical, HVAC systems, common areas, removal of graffiti from the exterior and interior of the Building and/or the Demised Premises, and all repairs needed because of Landlord's or Landlord's employees or agents negligence, or because of defective materials or workmanship in the construction and/or improvement of the Demised Premises or of the Building of which they are a paii. Landlord shall repair and maintain any sidewalks, curbs and passageways adjoining and/or appmienant to the Demised Premises in good, clean and orderly condition, free of di1i, rubbish, snow, ice and unlawful obstruction.

In the event Landlord fails to fulfill its obligations, Tenant may, in addition to its other remedies, give written notice to Landlord specifying the repairs required by Tenant and Landlord shall commence performance of such work within five (5) days after the giving of such notice and diligently proceed to complete said work. In the event Landlord fails to commence and/or diligently proceed to complete said work after said written notice, Tenant, in addition to any other remedy it may have, may (i) as agent of Landlord, perform the same and deduct the cost thereof from any rent due or that may become due and payable under this Lease or (ii) withhold an amount ofrent equal to one hundred fifty percent (150%) of the reasonable cost of perfo1mance of such obligations as reasonably detennined by Tenant until Landlord performs such repairs to the reasonable satisfaction of Tenant.

Anything to the contrary notwithstanding, in the event the repairs to be performed by the Landlord are required to conect a hazardous condition or to end an emergency which renders tl1e premises unsuitable for the use set forth herein, Tenant shall give Landlord, its agent, superintendent or the person designated to receive such notice, immediate notice in writing, personally or by Overnight Mail, and Landlord, within twenty-four (24) hours ofreceipt of said notice, shall commence the repairs and diligently proceed with continuity to complete said work. In the event Landlord fails to commence and/or diligently proceed with continuity to complete said work after said notice as aforesaid, Tenant may, as agent for the Landlord, perform same and deduct the cost thereof from any rent due or that may become due and payable under this Lease, or (ii) give Landlord and its managing agent a second notice (the "Second Notice") of said default in the manner above provided.

Furthermore, if Tenant provides a Second Notice to Landlord of a such default and Landlord thereafter fails to commence to cure such default within five (5) days following receipt of the Second Notice, or fails thereafter diligently to proceed with continuity to cure said default and, as a result of Landlord's failure, (a) at least 25,000 rentable square feet of the Demised Premises is rendered unusable for Tenant's business purposes and (b) Tenant removes its personnel from such portion of the Demised Premises, then Tenant may terminate this Lease on five (5) days' written notice to Landlord.

In the event Tenant is unable to reasonably use and in fact discontinues using and vacates such portion of the Demised Premises because of Landlord's failure to perform such work as set forth in the two preceding paragraphs hereof, the rent shall be reduced during such period proportionately to the diminution in space resulting from such failure. In the eventTenant may still be able to reasonably use the Demised Premises for the purposes set forth in the Lease but Landlord's failure to make repairs or provide services adversely affects Tenant's operations within the Demised Premises, Tenant shall be entitled during such period to a bona fide equitable reduction in rent.

Anything herein to the contrary notwithstanding, (i) Tenant's rights under the foregoing provisions are conditioned upon it having sent a copy of all of the above notices to the first mortgagee of the Building as provided in Article 21 hereof at the same time as it sends any such notice to Landlord; and (ii) all of the above time periods and Tenant's rights for Landlord's failure to perform its obligations are subject to extension by reason of Unavoidable Delay(s).

Tenant shall make ordinary and non -structural interior repairs, excluding any such repairs the necessity for which is caused by Landlord or Landlord's employees, agents or invitees, for which Landlord shall be responsible.

ARTICLE 14

CONDEMNATION

If the whole of the Demised Premises shall be taken in condemnation, this Lease shall terminate upon the vesting of title in the condemnor and all Rent and other charges paid or payable by Tenant shall be apportioned as of the date of vesting of title in such condemnation proceeding.

If only pati of the Demised Premises shall be so taken in condemnation, then Tenant may either terminate this Lease as to the remainder of the Demised Premises on ten (10) days written notice to Landlord or remain in possession of the remaining portion of the Demised Premises under all of the terms, conditions and covenants of this Lease, except that the Rent thereafter shall be appmiioned and reduced from the date of each such partial taking to the ainount equal to the product of the dollar amount of Rent payable on.such date and the number of square feet in the part remaining. The proceeds of ai1y award for partial taking shall be applied by Landlord to the repair, restoration or replacement of the remaining Demised Premises, and if fuere be at1y deficiency, it shall be made up by Landlord, but ifthere be any surplus, it shall belong to the Landlord. Said repairs, restoration or replacement of the remaining Demised Premises shall be completed within six (6) months of the aforesaid taking in condemnation, pursuant to plat1s at1d specifications approved by the Tenant. In the event said repairs, restoration or replacement are not completed within said six (6) month period, Tenant, in addition to any other remedy it may have, may terminate this Lease or perform said repairs, restoration and replacement and deduct the cost thereof from any Rent which may be due and payable under this Lease.

Tenant shall be entitled to an award for the value of the improvements and fixtures made or paid for by Tenant upon that part of the Demised Premises taken in condemnation. Tenant shall also be entitled to an award for the unexpired Term of this Lease for the Demised Premises taken.

ARTICLE 15

DESTRUCTION BY FIRE OR OTHER CASUALTY

If the whole of the Demised Premises is totally destroyed or damaged by fire or other casualty, or destroyed or damaged to such an extent that they are unsuitable or untenantable for use for the purpose for which they are leased, then from the date of such damage or destmction the Rent shall cease until such time as Landlord fully repairs and restores the same to suitable and tenantable condition and D&PM certifies in writing that the entire Demised Premises have been re-occupied by Tenant.

Either party may terminate this Lease by notice to the other within thilty (30) days from the date of such fire or other casualty. If no such notice is given, Landlord shall, within sixty (60) days after such fire or other casualty and the receipt of insurance proceeds, commence and diligently proceed with continuity to complete the repairs and restoration of the Demised Premises to their condition, prior to said fire or casualty, suitable for use for the purpose for which the Demised Premises were leased, provided, however, that Landlord shall have no obligation to restore any of Tenant's furniture or other personal property or any alterations made to the Demised Premises by or on behalf of Tenant. If Landlord fails to commence said repairs and restoration as above provided, or complete the same within tln-ee hundred sixty five (365) days after such commencement, subject to Unavoidable Delays, Tenant may terminate this Lease on thirty (30) days' written notice or, in addition to any other remedy it may have, may perform such repairs and restoration and reimburse itself for the cost thereof from any Rent due or that may become due and payable under this Lease.

If the Demised Premises are pmiially damaged by fire or other casualty, Landlord shall, within forty-five (45) days after such fire or other casualty and the receipt of insurance proceeds, commence and diligently proceed to complete the repairs and restoration of the Demised Premises to their condition prior to said fire or casualty. If Landlord fails to commence, as aforesaid, or to complete the same within one hundred eighty (180) days after such commencement, subject to Unavoidable Delays, Tenant, in addition to any other remedy it may have, may terminate this Lease by giving Landlord ten (10) days' written notice or may perform such repairs and restoration and reimburse itself for the cost thereof from any Rent due or which may become due under this Lease.

From the date of such damage to the date ce1iified by D&PM in writing that the entire Demised Premises have been re-occupied by Tenant, Tenant shall pay Rent for that part of the Demised Premises it is using during the alterations and repairs on a squm·e foot basis in an amount equal to the product of the dollar amount of Rent per square foot payable on such date and the number of square feet being occupied by Tenant.

ARTICLE 16

NO EMPLOYEE OF CITY HAS ANY INTEREST IN LEASE

Landlord warrants and represents that no officer, agent, employee or representative of The City of New York has received any payment or other consideration for the making of this Lease and that no officer, agent, employee or representative of The City of New York has any interest, directly or indirectly, in this Lease or the proceeds thereof.

ARTICLE 17

QUIET ENJOYMENT

Landlord covenants that Tenant, paying the Rent reserved herein and performing all of the other terms, covenants and conditions on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the use and purpose stated in this Lease or for such other similm purposes as the Commissioner of Citywide Administrative Services may determine.

ARTICLE 18

ACCESS BY DISABLED PERSONS

Landlord represents that the access to the Demised Premises are, or following the completion of the Work shall be, suitable for access by disabled persons.

ARTICLE 19

SUBORDINATION AND NON-DISTURBANCE

(A)    This Lease shall be subject and subordinate to all existing mortgages of record or future mortgages from a lender or lending institution which may affect the real property of which the Building, including the Demised Premises, form a part, provided, and as a condition precedent to the subordination of this Lease to any of said mmtgages, the mortgagee shall execute and deliver to Tenant, an agreement, in substantially the form attached hereto and made a part hereof as Exhibit E or such other recordable form reasonably acceptable to Tenant and such lender, whereby said mortgagee agrees that should it become necessary to foreclose such mmtgage or should the mortgagee otherwise come into possession of the Building, including the Demised Premises, such mortgagee will not join Tenant under this Lease in foreclosure or summary proceedings and will not disturb the use and occupancy of Tenm1t under this Lease so long as Tenant is not in default, beyond all applicable notice and cure periods, of under any of the tenns, covenants and conditions of this Lease.

(B)    Notwithstanding anything to the contrary in the foregoing Paragraph A, Landlord agrees, at its sole cost and expense, to deliver to Tenant, within ninety (90) days of Landlord's execution of this Lease, a fully negotiated and executed Subordination, Nondisturbance and Attomment Agreement ("SNDA") substantially in the form of Exhibit E, or such other form as is reasonably satisfactory to Tenant, signed by Landlord's current mortgagee, ground lessor, and/or over landlord, as the case may be. In the event that Landlord fails to submit to Tenm1t such SNDA within said ninety (90) day period, Tenant shall have the right to terminate this Lease on thiiiy (30) days' notice to Landlord, unless Landlord shall have provided Tenm1t with the SNDA within said thirty (30) day period, in which case Tenant's termination notice shall be void, ab initio.

ARTICLE 20

TENANT NOT A HOLDOVER TENANT

Landlord agrees not to hold Tenant liable as holdover tenant should Tenm1t continue to occupy the Demised Premises or any pmiion thereof after the expiration of the Term of this Lease or renewal term, but, in any such event, Tenant shall be deemed to be a tenant from month to month at an annual rental equal to Sixteen Million Nine Hundred Twenty- Nine Thousand Six Hundred and Eighty- Eight 62/100 Dollars ($16,929,688.62) and the liability of Tenant shall in no event be greater than that of a Tenant from month to month, any Jaw to the contrary notwithstanding.

ARTICLE21

NOTICES

A.    Any notice required to be given shall be in writing and shall be sent by certified mail, return receipt requested, or by Overnight Mail and addressed to Landlord at the address hereinbefore set fo1ih or to Tenant addressed to:

EXECUTIVE DIRECTOR/LEASING

New York City Department of Citywide Administrative Services

Real Estate Services

I Centre Street, 20th Floor

New York, N.Y. 10007

and

DIRECTOR OF LEASE ENFORCEMENT AND PAYMENT

Human Resources Administration of the City of New York

250 Church Street, 14th Floor

New York New York 10013, with a copy to

DEPUTY COMMISSIONER, FACILITIES OPERATIONS

Human Resources Administration of the City of New York 250 Church Street, I 5th Floor

New York, New York 10013

and

DIRECTOR OF FACILITES MANAGEMENT & CONSTRUCTION

New York City Department of Environmental Protection

59-17 Junction Boulevard, 11th Floor

Flushing, New York 11373

Either pmiy may change its address as set forth herein by notice to the other in the manner provided for herein, provided that no notice of change of address shall be effective until the thirty first (31st) day of the month following the month in which notice is given. Notice shall be deemed given as of the date of mailing.

B.   Special Notices: In addition to any other notices expressly required under this Lease to be given by Landlord to Tenant, Landlord shall immediately give written notice to Tenant of: (i) the giving of any notice or the taking of any action by the holder of any mmigage of the Building, inclusive of the Demised Premises, the result of which may be the foreclosure of, or the sale or taking of possession of, all or any part of the Building, inclusive of the Demised Premises; (ii) the commencement of a case in bankruptcy under the laws of any State naming Landlord as the debtor; or (iii) the making by Landlord of an assignment or any other anangement for the benefit of creditors under any state statute.

C.    Requests For an Estoppel or SNDA: In addition to the notice required by Section A of this A1iicle, Landlord shall also provide a copy of said request addressed to:

Office of the General Counsel

Department of Citywide Administrative Services

1 Centre Street, 19th Floor No1ih

New York, N.Y. 10007

D.    Notwithstanding the foregoing, service of process to commence a summary proceeding pursuant to A1iicle 7 of the Real Property Actions and Proceeding Law ("RPAPL") relating to any occupancy by the City ofNew York or its agencies or officers of the Demised Premises which at its conm1encement was authorized under this Lease shall be served in the maooer required by CPLR Section 311.

ARTICLE22

FORCE MAJEURE

Landlord and Tenant shall not be deemed in default if it is delayed in the performance of any act, matter or thing which it is obligated to perform hereunder, if such delay is an "unavoidable delay". An "unavoidable delay" means a delay, beyond the reasonable control of the paiiy, caused by (i) strikes, lockouts, or labor disputes; (ii) unavailability of materials or supplies or reasonable substitutes therefor (unless due to Landlord's negligent or willful acts or omissions), (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental actions, civil commotion, insmTection, revolution, sabotage, war, terrorism, riot, fire, other casualty, or (iv) other conditions similar to those enumerated in this Article 22 beyond Landlord's or Tenant's reasonable control, as applicable.. In the event of any unavoidable delay, all dates for perfo1mance shall automatically be extended by a period equal to the aggregate period of all such delays caused by such unavoidable delay.

ARTICLE 23

SAVE HARMLESS

To the fullest extent permitted by law, Landlord and Tenant shall each indemnify and defend (in the event Tenant is providing a defense to Landlord, such defense shall be provided by the New York City Law Department) and hold harmless the other party from and against any and all liability, fines, suits, claims, demands, expenses and actions of any kind or nature to the extent arising by reason of injury to person (including death) or property occurring on or about the Demised Premises, the Building, or the Land, occasioned in whole or in part by its, or its agents, employees or invitees, negligent acts or omissions, willful misconduct or breach of its obligations under this Lease. The indemnified party shall not settle a claim, liability or action foi· which the indemnifying party has an obligation to defend or indemnify without the indemnifying party's consent which consent shall not be umeasonably withheld or delayed. The foregoing indemnifications shall survive any expiration or termination of this Lease.

ARTICLE 24

INVESTIGATIONS

1.1         The parties to this agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State ofNew York (State) or City ofNew York (City) goverrunental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or mqmry.

l.2(a) If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or autl1ority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Pmi Anthority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

1.2(b) If any person refuses to testify for a reason other than the asse1iion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State goverrunental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a paiiy in interest in, and is seeking testimony concerning the award of, or perfonnance under, any transaction, agreement, lease, permit contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

l .3(a) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

l.3(b) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened may, upon granting the adjour11111ent, suspend any contract, lease, permit, or license pending the final determination pursuant to Paragraph 1.5 below without the City incurring any penalty or damages for delay or otherwise.

1.4    The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

(a)

The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

(b)

The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and umelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

1.5    The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (a) and (b) below. He or she may also consider, ifrelevant and appropriate, the criteria established in paragraphs (c) and (d) below in addition to any other information which may be relevant and appropriate:

(a)

The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the fmihcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

(b)

The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

(c)	The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

(d)

The effect a penalty may have on an unaffiliated and um-elated paiiy or entity that has a significant interest in an entity subject to penalties under I .4 above, provided that the paiiy or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in I.3(a) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

1.6(a) The term "license" or "pe1mit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

I.6(b) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

1.6(c) The te1111 "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or pe1111its from or through the City or otherwise transacts business with the City.

1.6(d) The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

I.7    In addition to and notwithstanding any other provision of this Agreement, the Co111111issioner or agency head may in his or her sole discretion tenninate this Agreement npon not less than three (3) days written notice in the event contractor fails to promptly report in writing_to the Connnissioner ofinvestigation of the City ofNew York any solicitation of money, goods, requests for future employment of other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this Lease by the Landlord, or affecting the perfonnance of this Lease.

ARTICLE25

SIGNIFICANT RELATED PARTY TRANSACTIONS

Landlord shall be required to disclose and notify Tenant of any transactions with significant related parties, including subsidiaries and affiliates of Landlord, the costs of which are charged to Tenant as Rent. Landlord shall provide Tenant with written notice of such transactions upon submission of invoices for Rent or at the end of the calendar year in which the transactions to be billed as Rent were performed by significant relateq pmiies. When such transactions occur, prices of smne must be in line with normal industry practice in New York City. Landlord's failure to notify Tenant of such related party transactions shall result in a disallowance of such costs that would otherwise be billed as Rent. If such related pmiy transactions occmred and were disclosed, but it is found by Tenant that the costs thereof exceed normal industry costs in an arm's length third pmiy transaction in New York City, then such excessive charges shall be disallowed. Tenant hereby acknowledges that Landlord intends to use Berkshire Equity LLC, a significant related party, as its property manager.

ARTICLE26

ASBESTOS

Landlord and Tenant agree that during the Term, Landlord shall abate (i.e. remove, enclose, encapsulate and/or replace) and/or monitor and manage any asbestos-containing materials (including, but not limited to, any such materials on boilers, pipes, ducts, breechings, plenum, tanks, spray on or other insulation, and any affected floor tiles, plaster, and ceiling tiles) (collectively "ACM") in the Demised Premises and pmiions of the Building through which Tenant has access to the Demised Premises or which may affect the Demised Premises, upon and subject to the following tenns and conditions:

(1)    A.Tenant has provided Landlord with Joint Asbestos Survey Report dated February 12, 2019 (the "Report") of the Building and/or Demised Premises prepared by the Citywide Office of Safety and Health which Report states there was ACM found on the Demised Premises. Fmiher, the Report provides that Landlord must implement an Operating and Maintenance ("O&M Program") as more particularly set fmih in the Report. (However, Tenant makes no representation with respect to the accuracy or completeness of the Repmi other than to state that it has no actual knowledge of any inaccuracy of the Report.) Landlord's reliance on the Report and on its conclusions or recommendations shall impose no liability whatsoever on Tenant. Landlord shall make no claim against the City of New York based on its reliance on, compliance with, or use of the Repo1i or related in any manner to ACM in the Demised Premises or Building, whether or not disclosed in the Repo1i.

(2)    In the event that a snbsequent inspection ("Inspection") of the Demised Premises and/or portions of the Building through which Tenant has access to the Demised Premises or which may affect the Demised Premises, finds ACM, Landlord shall, at its sole cost and expense, promptly commence or cause an abatement of any deteriorated ACM, subject to concurrence by the DCAS and perfom1 any work incidental thereto (the "ACM Work"), by a contractor approved by DCAS, which approval shall not be umeasonably withheld or delayed. Landlord agrees that the O&PM Program shall be part of the necessary ACM Work. Landlord agrees to cause its ACM abatement contractors to maintain appropriate environmental insurance covering the City of New York, including its officials and employees, as an additional insured and with per occurrence and aggregate limits in the amounts required by the Landlord. Landlord shall furnish Tenant with a certificate of insurance and the required additional insured endorsements. Landlord's agreements with its ACM abatement contractors shall include the following provision: 'The contractor waives all rights against the City of New York, including its officials and employees, for any damages or losses that are covered by environmental insurance."

Landlord shall, within a time frame to be mutually agreed to between Landlord and. Tenant, diligently and in good faith complete the ACM Work. Landlord shall give Tenant at least ten (10) days advance written notice of commencement and phasing of any ACM Work. Performance of the ACM Work shall be in accordance with and shall comply with all applicable Federal, State, County m1d Municipal laws, rnles, standards, regulations, requirements and ordinances (collectively "Laws and Procedures") governing ACM Work. The contractor performing the ACM Work shall file (and pay all fees associated with) all notices or documents, certifications or other communications required by the City, State and Federal govermnents as signed by the Landlord as the "Owner". The contractor shall simultm1eously forward to Tenant copies of all notices, certifications or other communications given to Landlord or filed with the proper agencies or authorities relating to ACM. In addition, Landlord shall contract for on-site air testing which, in accordance with the rules and regulations of the New York City Asbestos Control Program, must be conducted by a party prescribed by applicable law. The party performing the on-site air testing is subject to prior written approval by DCAS, which approval shall not be withheld or delayed so long as the contractor selected by Landlord is properly licensed.

B.    As set forth above, Landlord shall be required to give Tenant not less than ten (I 0) days advance written notice of the scheduling of each phase of the ACM Work so that Tenant may relocate its operations and personnel, if necessary, prior to the commencement thereof. Landlord shall consider Tenant's use and occupancy of the Demised Premises so as to minimize the negative impact of the ACM Work on Tenant's operations in and use of the Building and the Demised Premises. In the event Tenant must vacate the Demised Premises or any po1iion thereof because the ACM Work, in the sole but reasonable determination of Tenant, renders the Demised Premises unusable by Tenant, annual rent shall abate in the propmiion that the portion of the Demised Premises which is vacated and rendered unusable bears to the entire Demised Premises for the period of time involved, provided it exceeds five full business days. Such abatement of rent shall continue until the Demised Premises or any portion thereof may be used for the purposes set fmih in the Lease, as reasonably detennined solely by Tenant, and Tenant certifies same in writing.

C.    If Landlord fails to comply with the requirements of Subparagraph (A) and (B) above, Tenant shall, in addition to any other remedy it may have, have the option to effect the ACM Work on its own, as agent for Landlord by hiring any consultants, contractors or experts Tenant deems necessary to plan, effect and supervise the ACM Work and Tenant shall be entitled to offset all costs and expenses associated with the ACM Work against any amounts otherwise due or becoming due to Landlord as rent and additional rent under the te1ms of this Lease, which offset shall be in addition to any applicable abatement or reduction in rent under Subparagraph (B) above. Tenant shall not proceed with the ACM Work unless (a) written notice shall first be given to Landlord specifying the manner in which Tenant claims such ACM Work has not been properly completed and (b) Landlord shall have had thi1iy (30) days following receipt of such notice within which to complete said work.

D.    Following performance and completion of the ACM Work, Landlord shall, at its sole cost and expense, restore the Demised Premises to the condition that, in Tenant's sole but reasonable opinion, pe1mits Tenant to use the Demised Premises for the purposes set fo1ih in the Lease. Landlord shall be solely responsible for all repairs arising out of the performance of the ACM work. Notwithstanding any other provision in this Lease, Landlord hereby agrees to save, hold hmmless and indemnify Teriant, its employees, guests and invitees against any and all claims for bodily injury or prope1iy daniage in connection with the ACM Work and work incidental thereto. The foregoing indemnifications shall survive any expiration or termination of this Lease.

E.  During the Term, Landlord shall, at its sole cost and expense, have m1y non-deteriorated ACM disclosed by an Inspection under Subparagraph (A) above of the Demised Premises and pmiions of the Building through which Tenant has access to the Demised Premises or which may affect the Demised Premises, monitored pursuant to a plan approved by Tenant (the "Monitor Survey") by a New York City Depmiment ofEnviromnental Protection certified asbestos investigator at least once every one hundred eighty (180) days from the Inspection and Landlord shall immediately provide Tenant with a copy of the results, upon Tenant's request, of each such Monitor Survey. The Monitor Survey shall be in accordance with the principles set forth in the EPA Document "Managing Asbestos In Place" (the "Green Book"), as it may be subsequently revised or replaced by a similar text. If any such Monitor Survey should reveal that ACM has deteriorated, Landlord shall so notify Tenant in writing within five (5) days of the completion of such survey which notice shall be accompanied by a copy of such survey. Landlord shall within five (5) days from the completion of such Monitor Survey commence and diligently proceed to comply with continuity with the provisions of this Article with respect to abatement of any deteriorated ACM described in any such Monitor Survey.

F.    The ACM Work must be perfo1med by Landlord in accordance with Laws and Procedures (including OSHA requirements) and shall be done to the reasonably satisfaction of Tenant. Upon completion of the ACM Work, Landlord shall provide Tenant with a ce1iification of completion of same prepared by a certified asbestos investigator. At such time, Tenant may reinspect the premises to verify the accuracy of Landlord's certification and advise Landlord if any finiher work needs to be done.

G.    Notwithstanding anything to the contrary set forth in this Lease or this Article, Landlord shall be required at all times during the Term to comply with Laws and Procedures governing ACM and the ACM Work in the Demised Premises and/or Building (except that Tenant (and not Landlord) shall be responsible at its sole cost and expense, to remove and comply with all applicable laws with respect to all ACM caused by Alterations perfonned by Tenant or if Tenant otherwise disturbs the Demised Premises to cause same to be removed).

ARTICLE27

LANDLORD'S REPRESENTATIONS

Landlord hereby wan-ants that it is not in default of any obligation to The City of New York, nor is Landlord, its officers, principals or stockholders a defendant in any action instituted by the City.

The partners, members or, if a corporate entity, the officers and shareholders of the corporation, who own the Building, inclusive ofthe Demised Premises, are as set for in Landlord's Disclosure Statement dated August 23, 2018.

Any misrepresentation by Landlord with regard to this warranty shall constitute a basis for rescission of this Lease.

ARTICLE28

NO WAIVER

The failure by either Landlord or Tenant. to insist, in one or more instances, upon the full performance of any of the other party's covenants, conditions or obligations hereunder shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by the other party requiring the consent or approval of the first party shall not be construed to waive or render unnecessary the other's consent or approval to or of any subsequent similar act by Landlord or Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party.

ARTICLE29

BROKERAGE

'

Landlord and Tenant represent to the other that neither has dealt with any broker in connection with this Lease. Tenant and Landlord hereby defend, indemnify and hold each other harmless against all loss, damage liability, cost and expense of any nature (including reasonable attorney's fees and disbursements) based on any claim by any party with whom such indemnifying pmty has dealt for a commission or other compensation in connection with this Lease which is based on the actions of such party or its agents or representatives. The indemnified pmty shall cooperate with the indemnifying pmty in any defense; the indemnified party shall not settle a claim, liability or action for which the indemnifying party has the obligation to defend or indemnify without the indemnifying party's consent. The foregoing indemnifications shall survive any expiration or te1mination of this Lease.

ARTICLE30

LANDLORD'S EXCULPATION

A.    Limitation of Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Building and Land (including without limitation, insurance proceeds, rent proceeds m1d/or the proceeds of any sale or refinancing thereof) for the recovery of any monetary judgment against Landlord, and no other property or assets of Landlord or Landlord's partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

B.    Definition of "Landlord". "Landlord" means only the owner, at the time in question, of the Building or that portion of the Building of which the Demised Premises m·e a pmi, or of a lease of the Building or that portion of the Building of which the Demised Premises are a pmi, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations ofLandlord during the period it is the holder of Landlord's interest under this Lease.

ARTICLE31

USE

The Demised Premises shall be used by the New York City Human Resources Administration ("HRA") and the New York City Depmiment of Environmental Protection ("DEP") for office use and for storage space, as the case may be, or for such ancillary uses as the Commissioner of the Department of Citywide Administrative Services may determine, upon the terms and conditions hereinafter set fo1ih, and for no other purpose.

Tenant shall use the Demised Premises subject to and in compliance with all Legal Requirements. Tenant shall obtain all licenses and permits (other than the Certificate of Occupancy for the Demised Premises). Tenant shall not at any time use or occupy the Demised Premises or the Building, or suffer or permit anyone to use or occupy the Demised Premises or do anything in the Demised Premises, or suffer or permit anything to be done in, brought into or kept on the premises, which (a) violates or conflicts with the ce1iificate of occupancy for the Building or the te1ms of any superior lease or mortgage of which Tenant has knowledge; (b) causes or is liable to cause injury to the Demised Premises or the Building or any equipment, facilities or systems therein; (c) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment,facilities or systems; (d) constitutes a nuisance, public or private; (e) makes unobtainable from reputable insurance companies authorized to do business in New York State all risk property insurance, liability, elevator, boiler or other insurance at standard rates; or (f) discharges objectionable fumes, vapors or odors into the Building flues or vents or otherwise.

ARTICLE32

DEFAULT AND REMEDIES

A.    This Lease and the Te1m and estate hereby granted are subject to the further limitations that:

(i)    if Tenant shall default in the payment of any Base Rent or Additional Rent under this Lease and such default shall continue for twenty (20) business days in the case of Base Rent or thirty (30) business days in the case of Additional Rent after Landlord shall have given Tenant written notice specifying such default, which notice must state at the top in bold capital letters "MONETARY DEFAULT NOTICE"; or

(ii)    if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Base Rent or Additional Rent) and such default shall continue and not be remedied within thi1iy (30) days after Landlord shall have given to Tenant a notice specifying the same, which notice must state at the top in bold capital letters "NON-MONETARY DEFAULT NOTICE", or, in the case ofa default which cannot with due diligence be cured within a period of thi1iy (30) days, Tenant fails to commence such cure within said thiliy (30) day period and thereafter diligently prosecute such cure to completion:

then in any of said cases, Landlord may give to Tenant a notice of intention to end the Term at the expiration often (10) days from the date of the service of such notice of intention to terminate this Lease ("Notice of Intention") at the expiration often (10) days from Tenant's receipt of such Notice ofintention and upon the expiration of said ten (10) days, provided Tenant has not cured such default, this Lease and the te1m and estate hereby granted shall terminate with the same effect as if that day were the date set fmih herein for the expiration of the term hereof, but Tenant shall remain liable as hereinafter provided.

B.    If Tenant fails to vacate the Demised Premises upon the termination of this Lease, Landlord and/cir its agents may commence summary proceedings, or any other applicable action or judicial proceeding, to regain possession of the Demised Premises, and remove Tenant's effects and hold the Demised Premises as if this Lease had not been made.

C.    In case of any such termination, re-entry or dispossess by summary proceedings or other legal proceeding, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossess, shall be paid by Tenant.

D.    Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The failure of Landlord to relet the Demised Premises of any part or parts thereof shall not release or affect Tenant's liability for damages, provided, however, that Landlord shall use reasonable efforts to mitigate damages.

E.    Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy under this Lease or applicable laws.

F.    Tenant hereby waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause.

G.    Without limiting any other rights or remedies of Landlord under this Lease, if Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other item ofrent within twenty (20) business days after any of the same shall be due in the case of Base Rent or thirty (30) business days after any of the same shall be due in the case of Base Rent or thirty (30) days each year for delays in payment due to the ammal reregistration of this Lease by the Comptroller, Tenant shall pay to Landlord, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment. For purposes of this Lease, the term "Default Rate" shall mean the lesser of (a) the statutory rate for judgments which, as of the date hereof, is currently nine percent (9%) and (b) the annual interest rate publicly announced by Citibank, N.A. (or any successor thereto) at its principal place of business in New York City as its locally applicable so-called "base rate" (the "Prime Rate").

ARTICLE33

INSURANCE

A.  Coverage. It is the City of New York's policy not to majntain insurance on private property ("Policy"). The City of New York is a municipal corporation authorized to expend funds for any loss, claim, action or judgment. Tenant certifies that the City of New York will defend, settle and without limitation satisfy any judgment against it in connection with any claims and/or litigation filed against it by all entities and individuals for injuries and/or property damage arising from the City's tenancy under this Lease. If Tenant shall elect to change its Policy or if this Lease shall be assigned to any other pmiy or if the Demised Premises shall be sublet to any other pmiy, other than an agency or department of the City of New York, the Tenant, assignee or subtenant, as the case may be, shall provide and keep in force commercial general liability insurance and commercial property insurance with respect to the Demised Premises as shall be satisfactory to Landlord in its commercially reasonable discretion .

B.  No Vlolations.Tenant shall not do, pennit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building over the rate which will be in effect on the Base Rent Commencement Date or that would otherwise be then in effect or which would result in an insurance company of good standing refusing to insure the Building at standard rates. IfTenm1t receives notice of a violation of any Legal Requirements or any rule, order or regulation or condition of insurm1ce bom·ds or policies applicable to the Demised Premises ("Insurance · Requirement"), it shall promptly cure such violation.

C.	Waiver and Limitation on Claims.

(i)    Notwithstanding anything to the contrary in A1iicle 23, to the extent permitted by law, the Landlord and the Tenant waive all rights against each other for any losses or damages that are covered under any insurance required under this Lease or any other insurance applicable to the operations of Landlord or Tenant in connection with this Lease or to the Land, Building, or Demised Premises or any combination thereof.

(ii)    To the extent permitted by law, the Tenant waives its right to make a claim against the Landlord for any direct physical loss or damage to property that would be covered by commercial property insurance written on the most recent editions oflnsurance Services Office (ISO) Form CP 00 10 and CP 10 30 if the Tenant had maintained such insurance.

(iii)    To the extent permitted by law, the Landlord waives its right to make a claim against the Tenant for any direct physical loss of or damage to property that is covered by an "all risk" or "special causes ofloss" commercial property insurance policy (whether or not such insurance is actually maintained or claims are paid thereunder).

(iv)    To the extent permitted by law, both the Landlord and Tenant waive their rights to make claims against the other for "business income" including "rental value" as such terms are defined in the most recent version ofISO Form CP 00 30 arising out of property damage or loss to the Land, Building, or Demised Premises or any combination thereof.

ARTICLE34

ASSIGNMENT AND SUBLETTING

Tenant shall have the right to assign the Lease or sublet the Demised Premises or any portion thereof provided it obtains prior written consent from Landlord in each instance. However, Landlord's approval of such requests to assign or sublet shall not be umeasonably withheld, delayed or conditioned.   Any assignment or transfer, whether made with or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee shall execute, admowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this A1iicle shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original nan1ed Tenant shall remain fully liable fo1, the payment of the Base Rent and Additional Rent and for the performance and observance of other obligations of this lease on the part of Tenant to be perfo1med or observed.

Notwithstanding anything to the contrary contained in this' Article, Tenant shall have the right to permit any agency, office, board or depmiment of The City of New York, to use and occupy all or a portion of the Demised Premises, subject to the terms and conditions of this Lease, provided that such use is consistent with the provisions of this lease and Certificate of Occupancy. Such use and occupancy shall not be deemed an assignment or sublet, nor shall it require Landlord's consent.

ARTICLE35

ESTOPPEL CERTIFICATE

Each party shall, at any time and from time to time, upon not less than thirty (30) days' prior notice to the other pmiy, execute and deliver to the requesting party (or to such person or entity as the requesting pmiy may designate) a statement ce1iifying that this Lease is umnodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and-stating the modifications), ce1iifying the Connnencement Date, Expiration Date m1d the dates to which the Base Rent and Additional Rent have been paid and stating whether or not, to the best lmowledge of such party, the other pmty is in default in performa11ce of any of its obligations under this Lease, and, if so, specifying each such default of which such pmiy has knowledge, it being intended that any such statement shall be deemed a representation a11d wananty to be relied upon by the party to whom such statement is addressed and containing such additional statements regm·ding this Lease as such party may reasonably request

ARTICLE36

BUILDING RULES

A.    Landlord reserves the right to promulgate reasonable rules and regulations ("Building Rules") for the Building. Tenant shall observe and comply with the Building Rules and such reasonable amendments thereto as do not unreasonably impair Tenant's use of the Demised Premises as permitted under this Lease or increase Tenant's obligations hereunder or reduce Tenant's rights hereunder (except to a de minimis extent); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Building Rules, the provisions of this Lease shall control, The Building Rules shall be enforced against all tenants in the Building in a nondiscriminatory mam1er,

B.    No Building Rules or modification of any then existing Building Rules shall be binding on Tenant unless Landlord gives Tenant at least thi1ty (30)-days' notice thereof,

ARTICLE37

ACCESS AND BUILDING ALTERATIONS

A.    Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in an emergency at any time, and, at other reasonable times, npon reasonable advance notice and with Tenant's representative(s) present (if Tenant makes such representative available), to examine the same and to make such repairs and replacements as Landlord may deem necessary to the Demised Premises or the Building. In such event, Landlord or its agents shall exercise all due care in making such entry to protect Tenant's property and shall repair any damage made upon making such entiy and shall secure the Demised Premises in the event that Tenant is not present at the time of such emergency entry. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and tln·ough the Demised Premises and, subject to all of the terms and provisions of this Lease, to erect new pipes and conduits therein, provided they are concealed within the walls, floor or ceiling; provided, however, that such pipes and conduits do not in any way result in a diminishing of Tenant's usable space in the Demised Premises other than to a de minimis extent and in any event do not adversely affect Tenant's operations in the Demised Premises. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises (provided, however, that Landlord's storage of materials and equipment in the Demised Premises for and during the period of such repair, restoration or other work shall occupy a de minimis portion of the Demised Premises for as short a period of time as is reasonably practicable under the circumstances and, provided further, that Landlord shall use all reasonable eff01is to minimize any interference with Tenant's business or the disruption of same in exercising such right of entry or making such repairs, replacements or alterations) without the same constituting an eviction. In any such event, Landlord will indemnify Tenant for any and all liability, fines, suits, claims, demands, expenses and actions of any kind or nature to the extent arising from any negligent act or omission by Landlord, Landlord's contractors, agents, employees or licensees in or about the Demised Premises resulting in damage to Tenant or Tenant's property. The foregoing indemnifications shall survive any expiration or termination of this Lease.

B.    Throughout the Te1m, Landlord shall have the right to enter the Demised Premises dming Tenant's nonnal business hours, upon advance notice to Tenant (which may be oral), for the purpose of showing the same to prospective purchasers or m01igagees of the Building, and during the last 24 months of the Term for the purpose of showing the Demised Premises to prospective tenants.

C.    Landlord reserves the right, at any time, to make changes in or to the Building as Landlord inay deem necessary or desirable, and Landlord shall have no liability to Tenant therefor; provided, that any such change does not deprive Tenant of reasonable access to the Demised Premises and does not affect the first class nature of the Building; provided further, that Landlord may not change the arrangement or location of any entrance, passageway, stair, bathroom, door or doorway of the Demised Premises without prior notice to and the prior written consent of Tenant, not to be unreasonably withheld, (except as may be necessary in connection with the Work or any restoration of the Building) provided, that Tenant's consent shall not be required for modifications of any of the forgoing that are de minimis in extent or do not directly affect Tenant's use of the Demises Premises or access to the Demised Premises. Landlord may change the name, number or designation by which the Building may be known upon prior notice to but without the consent of Tenant.

ARTICLE 38

PARKING

A.    Beginning on the Commencement Date and tln·oughout the term of this Lease, Landlord shall provide Tenant with the use of fifty (50) parking spaces (the "Parking Spaces") comprised as follows: (i) twenty -five (25) parking space shall be used by HRA at the 210 Livingston Street ICON garage, valet parking ("Icon Garage") ; and (ii) twenty- five (25) pm·king space to be used by DEP at the parking garage located at 2 MetroTech Center, Brooklyn, New York ("MetroTech Gm·age"). Tenant shall pay Landlord, as Additional Rent, a parking fee of Two Hundred and Fifty Thousand 00/100 Dollm·s ($250,000.00) per annum (the "Parking Fee"), payable in equal monthly installments at the end of the month. The annual Parking Fee shall increase by three percent (3%) every two (2) years during the Term.

B.    In the event either the Icon Parking Garage or the Metro Tech Parking Garage is no longer is business during the Tem1, Landlord shall use commercially reasonable eff01ts to provide Tenant with reasonably comparable substitute parking spaces (the "Substitute Parking Spaces") within tlu·ee (3) blocks of the Building for the remaining term of the Lease at the smne annual Parking Fee chargeable to Tenant. The 25 Substitute Parking Spaces for DEP shall not be valet parking.

If Landlord fails to provide Tenant with the Substitute Parking Spaces at any time . during the Tenn (i) Tenant may terminate the Lease on thirty (30) days' written notice to Landlord, and (ii) Tenant may, but shall not be obligated to, immediately procure (upon notice to Landlord by ovemightmail, but without any grace period) other substitute parking spaces, in which event, Tenant shall have the right to deduct from the Parking Fee the difference between the reasonable costs actually incurred by Tenant to replace the Parking Spaces that Landlord failed to provide and the Parking Fee which would have been payable for such spaces (the "Substitute Parking Spaces Additional Costs"). If the Substitute Parking Spaces Additional Costs exceed the Parking Fee for the Substitute Parking Spaces remaining payable, Landlord shall pay such excess costs to Tenant, immediately upon Tenant's written demand.

C.    Landlord shall make a commercially reasonable effort to include in any agreement with the owner of the Icon Garage and the Metro Tech Garage (collectively, the "Garage Owners", each a "Garage Owner")) provisions for (i) the repair and maintenance of such facility in good order and condition (ii) the repair and maintenance of any sidewalks, curbs, and passageways adjoining or apputienant to the garages in good, clean and orderly condition, free of dirt rubbish, snow, ice and obstructions, and (iii) Tenant's access, including elevator service, to the garages seven (7) days a week, twenty-four (24) hours a day. Landlord shall provide Tenant with a copy of any such agreement with the Garage Owners and any amendments thereto. Landlord shall provide Tenant with twenty- five access cards to the Icon Garage and twenty- five access cards to the Metro Tech Garage at no cost to Tenant. Tenant shall pay for any replacement cards at a cost not to exceed the rate charged by the Garage Owners.

D.    If Tenant shall give Landlord a written notice claiming that the Garage Owner is not performing, fulfilling or observing any of the services or repairs set fmih in (C) above, setting forth with reasonable specification and detail the nature of such non-performance, and requesting Landlord to seek performance by the Garage Owner, Landlord shall promptly request Garage Owner to so perform, fulfill or observe, and upon any failure to do so, Tenant may, in the name of Landlord or Tenant or both, seek by appropriate action to cause such performance or observance by the Garage Owner.

ARTICLE39

MISCELLANEOUS

A.    Presumptions:  This Agreement shall be construed without regard to any presumption or other rule' requiring construction against the party causing this Agreement to be drafted, each party having been represented by competent counsel.

B.   Counterparts:This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

C.    Captions:The captions contained in this Lease are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

ARTICLE40

APPLICABLE LAW

This Lease shall be governed by and construed in accordance with the internal laws of the State ofNew York.

ARTICLE41

LEASE ENTIRE AGREEMENT

This Lease sets forth the entire Agreement between the parties, superseding all prior agreements and understandings, written or oral, and may not be altered or modified except by a writing signed by both pmiies. This Lease shall be binding upon the pmiies hereto, their successors, legal representatives and assigns.

[Sign(I/Ure Page Follows}

IN WITNESS WHEREOF, the said parties have caused this Lease to be executed the day and year first above written.

250 LIVINGSTON STREET OWNER LLC, Landlord

THE CITY OF NEW YORK, acting through the Department of Citywide Administrative Services Tenant

By: Laura R1ngelheim Acting Deputy Commissioner Department of Citywide Administrative Services Real Estate Services

Approved as to Form:

UNIFORM FORM OF ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the         day of                           J         ,in the year 20Ji,before me, the undersigned, personally appeared LAURAlZ                  ELHEIM, personally !mown to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and aclmowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

A f -- (Notary Pu a14(Connniss¼oBer of Deeds) o;:'OE 11.1dv se.11dx3 UOJSSJWWO::) i.JUOO:J SBUJ)I UJ pau11eno Si:9909i>'3V>IC:0 'ON )!JOA MGN JO e1e1s '011qnd AlllJON A>ISJ.303V>I 'VA:ru::l::13r

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the J1.,J day of /'r,.n\.          , in the year 20i_i_, before me, the undersigned, personally appeared Oc-.,rJ                  ,S't(:,1.., r         , personally !mown to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and aclmowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

11n1J. k (Notary P i;)+S-tke-iout (C omm issioner of Deeds) MOSHE SCHILIT NOTARVPUBUC STATEOFNEWYORK NO. 01SC6125263 QUALIFIED INKINGS COUNTY COMMISSION EXPIRES 04 i 11 120'2./

AFFIRMATION

The undersigned Landlord, Lessor, Licensor or Optionor affirms and declares that said Landlord, Lessor, Licensor or Optionor is not in arrears to the City of New York upon debt, contract or taxes and is not a defaulter, as surety or otherwise, upon obligations to the City of New York, and has not been declared not responsible, or disqualified, by any agency of the City of New York, nor is there any proceeding pending relating to the responsibility or qualification of the proposer or bidder to receive public contracts except

Full name of Landlord, Lessor, Licensor or Optionor:

250 LIVINGSTON OWNER LLC

Address: 461112TH AVE SUITE 1L

City BROOKLYN                                   State _N_Y                                   Zip Code_1_1_21_9                       _

CHECK ON BOX AND INCLUDE APPROPRIATE NUMBER

[]         A - Individual or Sole Proprietorship*

SOCIAL SECURITY NUMBER

El B -  Partnership, Joint Venture or other unincorporated Organization

EMPLOYER IDENTIFICATION NUMBER

46-1449451

[ ] C - Corporation

EMPLOYER IDENTIFICATION NUMBER

Signature of an Officer or Duly Authorized Representative

Title'and Printed Name of Signatory	DatT I

DAVID BISTRICER, CEO

If a corporation place seal here:

Under the Federal Privacy Act the furnishing of Social Security Numbers by Individuals on City contracts is voluntary. Failure to provide a Social Security Number will not result in an individual's disqualification. Social Security Numbers will be used to identify Landlords, Lessors, Licensors or Optionors, to ensure their compliance with laws, to assist the City in enforcement of laws, as well as to provide the City a means of identifying businesses which seek City contracts.

FORDCAS ONLY:

Agency	Address	IPISNumber

DO NOT SUBMIT TO THE IRS. SUBMIT FORM TO THE NEW YORK CITY AGENCY 10/14 REVISION

THE CITY OF NEW YORK
SUBSTITUTE FORM W-9:
REQUEST FOR TAXPAYER IDENTIFICATION NUMBER & CERTIFICATION

Fi•S

TYPE OR PRINT INFORMATION NEATLY. PLEASE REFER TO INSTRUCTIONS FOR MORE INFORMATION.

Part I: Vendor Information

1. Legal Business Name: (As it appears on IRS EIN records, IRS Letter CP575, IRS Letter 147C -or- Social Security Administration Records, Social Security Card)

25D LIVINGSTON OWNER LLC

2. If you use DBA, please list below:

3. Entity Type (Check one only):

- [ ] Church or Church-Controlled Organization
- [ ] Personal Service Corporation
- [ ] Non-Profit Corporation
- [ ] Corporation/ LLC
- [ ] Government
- [ ] City of New York Employee
- [ ] Individual/ Sole Proprietor
- [ ] Trust
- [ ] Joint Venture
- [X] Partnership/ LLC
- [ ] Single Member LLC Individual
- [ ] Resident/Non-Resident Alien
- [ ] Non-United States Business Entity
- [ ] Estate

Part II: Taxpayer Identification Number & Taxpayer Identification Type

1. Enter your TIN here: *(DO NOT USE DASHES)* 4 6 1 4 4 9 4 5 1

2. Taxpayer Identification Type (check appropriate box):

- [X] Employer ID Number (EIN)
- [ ] Social Security Number (SSN)
- [ ] Individual Taxpayer ID Number (ITIN)
- [ ] N/A (Non-United States Business Entity)

Part III: Vendor Addresses

	Number, Street, and Apartment or Suite Number	City, State and Nine Digit Zip Code or Country
1. 1099 Address:	461112TH AVENUE STE 1L	BROOKLYN, NY 11219
2. Account Administrator Address:	461112TH AVENUE STE 1L	BROOKLYN, NY 11219
3. Billing, Ordering & Payment Address:	461112TH AVENUE STE 1L	BROOKLYN, NY 11219

Part IV: Exemption from Backup Withholding and FATCA Reporting (See Instructions)

Exemption Code for Backup Withholding________________ Exemption Code for FATCA Reporting ________________

Part V: Certification

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct Taxpayer Identification Number, and
2. I am not subject to Backup Withholding because: (a) I am exempt from Backup Withholding, or (b) I have not been notified by the IRS that I am subject to Backup Withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to Backup Withholding, and
3. I am a US citizen or other US person, and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here: /L---.... (Signature) ________ (Phone Number) 03/25/19 (Date)

SHOSHANA YAVNEH	7184382804	syavneh@clipperequity.com
Print Preparer's Name	Phone Number	Contact's E-Mail Address:

FOR SUBMITTING AGENCY USE ONLY

Submitting Agency Code: ________ Contact Person: ________

Contact's E-Mail Address: ________ Telephone Number: ( ) ________

Payee/Vendor Code: | | | |__| | | | | |__| 1- | | | |

DO NOT FORWARD W-9 TO COMPTROLLER'S OFFICE. AGENCIES MUST ATTACH COMPLETED W-9 FORMS TO THEIR FMS DOCUMENTS.

THE MAYOR

CITY OF NEW YORK

April 24, 2019

CALENDAR NO. 1

WHEREAS, a lease for the City of New York, as tenant, for a portion of the building located at 240-250 Livingston Street (Block 165, Lot 22) in the Borough of Brooklyn for Human Resources Administration (HRA) and the Department of Environmental Protection (DEP) for use as office and storage space, or for such other use as the Commissioner of the Department of Citywide Administrative Services may determine. In addition, the landlord will provide 50 parking spaces;

WHEREAS, the proposed lease shall be for a period of ten (10) years commencing on the later of August 23, 2020 and the date of Substantial Completion of alterations and improvements, at an annual rent of $14,940,890.12 for the first two (2) years, $15,389,116.84 for years 3-5,

$16,434,979.15 for years 6 and 7, and $16,929,688.62 for years 8-10, payable in equal monthly installments at the end of each month. In addition, beginning on the commencement date, Tenant will pay an annual parking fee of $250,000, escalating 3% every two years;

WHEREAS, the lease may be terminated by the Tenant effective as of the fifth (5th) anniversary of the commencement date or effective as of the seventh (7th) anniversary of the commencement date, provided the Tenant gives the Landlord eighteen (18) months prior written notice. In the event that the lease is terminated by the Tenant at the end of the seventh year, the Tenant shall pay to the Landlord a termination fee of $16,434,979.15. No termination fee is due in case the lease is terminated at the end of five (5) years;

WHEREAS, the Landlord shall prepare final architectural plans and engineering plans and make alterations and improvements in accordance with specifications which are attached to the lease. The alterations and improvements consist of HRA Scope of Work and DEP Scope of Work, which the landlord shall provide at its sole cost and expense;

(2)

WHEREAS, there is no City-owned property or space under lease or license to the City that can be utilized to provide the space required by this Agency and the acquisition price is fair and reasonable;

WHEREAS, the Office of Management and Budget has notified the Department of Citywide Administrative Services that funds for the rental of these premises will be provided when needed;

WHEREAS, as certified below, a duly noticed Real Property Public Hearing in the matter of a lease pursuant to Section 824 of the City Charter, was held and closed by the Mayor on April 24, 2019 (Cal. No. 1). At such Hearing no testimony was offered;

WHEREAS, the Hearing was closed without amendment;

CERTIFICATION by the Mayor's Office of Contract Services/Public Hearing Unit of the actions at and final dispositi         of the Real Property Public Hearing held on April 24, 2019 (Cal. No. 1).

NO         , after due consideration, the Mayor hereby authorizes the Department of Citywide Administrative Services, Real Estate Services, to acquire the property described herein in accordance with the terms of an acquisition described in the Calendar of Public Hearings on Real Property Acquisition and Disposition dated April 24, 2019 (Cal. No. 1). The relevant portions of the Calendar are annexed hereto.

WEDNESDAY, APRIL 10, 2019

PUBLIC HEARING

DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES

BOROUGH OF BROOKLYN

No. l

R-00498

PUBLIC HEARING, pursuant to the provisions of Section 824 of the New York City Charter, as submitted by the Department of Citywide Administrative Services, Real Estate Services, hereby authorizes a lease for the City of New York, as tenant, for a portion of the building located at

240-250 Livingston Street (Block 165, Lot 22) in the Borough of Brooklyn for Human Resources Administration (HRA) and the Department of Environmental Protection (DEP) for use as office and storage space, or for such other use as the Commissioner of the Department of Citywide Administrative Services may determine. In addition, the landlord will provide 50 parking spaces.

The proposed lease shall be for a period often (10) years commencing on the later of August 23, 2020 and the date of Substantial Completion of alterations and improvements, at an annual rent of$14,940,890.12 for the first two (2) years, $15,389,116.84 for years 3-5, $16,434,979.15 for years 6 and 7, and $16,929,688.62 for years 8-10, payable in equal monthly installments at the end of each month. In addition, beginning on the commencement date, Tenant will pay an annual parking fee of $250,000, escalating 3% every two years.

The lease may be terminated by the Tenant effective as of the fifth (5t11 ) anniversary of the commencement date or effective as of the seventh (7th) anniversary of the commencement date, provided the Tenant gives the Landlord eighteen (18) months prior written notice. In the event that the lease is terminated by the Tenant at the end of the seventh year, the Tenant shall pay to the Landlord a termination fee of $16,434,979.15. No te1mination fee is due in case the lease is terminated at the end of five (5) years.

The Landlord shall prepare final architectural plans and engineering plans and make alterations and improvements in accordance with specifications which are attached to the lease. The alterations and improvements consist ofHRA Scope of Work and DEP Scope of Work, which the landlord shall provide at its sole cost and expense.

Close the Hearing.

EXHIBIT A

FLOOR PLANS

(See attached)

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

N
OIL TANK ROOM

250 LIVINGSTON STREET-BROOKLYN

lit Leased Premises

SUB-BASEMENT FLOOR
Date: 3/12/19
Scale: N,T,S.

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE.
DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

LIVINGSTON STREET
N
SCHERMERHORN STREET

250 LIVINGSTON STREET-BROOKLYN

W)@ Leased Premises

BASEMENT FLOOR
Date: 3112119
Scale: N.T.S.

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE.
DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

N

250 LIVINGSTON STREET-BROOKLYN

IW!J Leased Premises

2ND FLOOR
Date: 3/12/19
Scale: N.T.S.

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

N
SCHERMERHORN STREET

250 LIVINGSTON STREET-BROOKLYN

Leased Premises

3RD FLOOR
Date: 3/12/19
Scale: N.T.S.

N
SCHERMERHORN STREET

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

250 LIVINGSTON STREET-BROOKLYN

Leased Premises

4TH FLOOR
Data: 3/12119
Scala: N.T.S.

LIVINGSTON STREET
N
SCHERMERHORN STREET

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE.
DO NOT SCALE DRAWING, EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

250 LIVINGSTON STREET-BROOKLYN

Leased Premises

5TH FLOOR
Date: 3/12/19
Scale: N.T.S.

LIVINGSTON STREET
N
DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.
SCHERMERHORN STREET

250 LIVINGSTON STREET-BROOKLYN-

Leased Premises

6TH FLOOR
Date: 3/12/19
Scale: N.T.S.

N
SCHERMERHORN STREET

250 LIVINGSTON STREET-BROOKLYN

$1 Leased Premises

7TH f'LOOR
Date: 3/12/19
Scale: N.I.S.

L11'%STONSTIEET
N
SCHERMERHORN STREET

DISCLAIMER: THIS DRAWING WAS CREATED FOR LEASING PURPOSES ONLY. ALL DIMENSIONS ARE APPROXIMATE. DO NOT SCALE DRAWING. EXISTING CONDITIONS AND DIMENSIONS MAY VARY AND ARE TO BE FIELD VERIFIED.

250 LIVING.STON STREET-BROOKLYN

Leased Premises

8TH FLOOR
Date: 3/12/19
Scale: N.T.S.

EXHIBITB

SCHEDULE OF OPERATING EXPENSES

FOR THE YEAR ENDED:                         _

	ANNUAL COST	ANNUAL COST/SO.FT.
PAYROLL & RELATED
BUILDING OFFICE STAFF
ENGINEERING STAFF
SECURITY STAFF
OVERTIME COSTS
FRINGES AND BENEFITS .
SUBTOTAL PAYROLL

CLEANING SERVICES
CLEANING STAFF
WINDOW CLEANING
EXTERMINATING
CLEANING SUPPLIES
TENANT SERVICES
SUBTOTAL CLEANING

MAINTENANCE (RECURRING
HVAC
ELECTRICAL
LANDSCAPING
GENERAL
SUBTOTAL MAINTENANCE

REPAIRS (NON-RECURRING)
HVAC
ELECTRICAL
LANDSCAPING
GENERAL
SUBTOTAL REPAIRS

RUBBISH REMOVAL

UTILITIES
STEAM/GAS
ELECTRIC-PL & P ONLY
WATER
SUBTOTAL UTILITIES

MISCELLANEOUS

TOTAL DIRECT OPERATING EXPENSES

EXHIBIITC

SCOPE OF WORK

(See attached)

Lisette Camilo Commissioner	Laura B. Rlngelhelm Deputy Commissioner Real Estate Services

Date:         7/20/18, Revised: 8/14/18, B/23/18, 9/12/18

Agency:    Human Resources Administration (HRA)

Project II:  5420

Location:   250 Livingston St., Brooklyn N.Y., 11201, Sub-Basement, Basement, 1"- 7th Floors

Scope of Work

Architectural/Engineering

1.	Replace or all non-conforming or non-working exit signs and supplement with additional signage as required by NYC code. Code conformance to be determined by a NYS Architect or Engineer.
2.	Replace all non• conforming or non-working emergency lighting and supplement with additional signage as required by NYC Code. Code conformance to be determined by a NYS Architect or Engineer.
3.	· Provide photo-Ju'minesi;ent marking on all fire stairs in compliance with NYC Code.
4,	·<" -Replace.all emergency hardware O!texit doors.
5.	' 'Rep!!tlfighting and ceili !!;P e.!4\\ 11elevators,
6,	Install fire stopping where mfssing around all ductwork and piping penetrations at all mechanical, electrical and utility rooms, and at floor slab penetrations.
7.	Replace all doors at all mechanical rooms and stairwells with fire rated UL doors as required by NYC Building Code.
8.	Replace broken or·damaged restroom fixtures, mirrors and floor tiles.
9.	Refinish (paint) all toilet partitions at both public and staff restrooms throughout.
10.	Replace all broken window panes.
11.	Replace all broken electrical outlets.
12.	Replace all water stained or cracked acoustical ceiling tiles with new.
13.	Fix all perimeter water Infiltration and replace all damaged interior surfaces associated with exterior wall leaks.
14.	Replace door hardware throughout which is not ADA compliant.
15.	All exit passageway to be cleaned and free of any obstructions with-in,
16.	Flrst floor Janitors closet to be remodeled to include new tile walls and floor, plumbing fixtures, and ceiling and lighting.
17.	All water leaks from existing plumbing fixtures to be repaired and all areas effected by water damage to be replaced.

18.	Paln,t all wall surfaces within building. Painting to be done off hours and weekends when HRA spaces are unoccupied.
19.	All light fixtures to be fully functioning and in working order. Remediate or replace any non working light fixtures.
20.	All toilet rooms to have NYC Code compliant exhaust systems. Engineer to assess existing system and provide solution for compliance. Final solution to be implemented as required.
21.	Install drinking fountains In compliance with NYC Plumbing code. Any existing (non conforming) fountains to be replaced.
22.	Replace all damaged VCT tiles, clean VCT tiles through-out the HRA space.
23.	Provide Code Compliant Fire Alarm Oevices1i n the basement boiler room.

David Bistricer

From:	Cynthia Poulton (DCAS) <CPoulton@dcas.nyc.gov>
Sent:	Friday, September 14, 2018 2:57 PM
To:	David Bistricer
Subject:	Follow up for 250 Livingston

David,

Here's my synopsis from last night's call. Upon approval, I will forward this to Nina and the team.

Regards, Cynthia

Item #6: The request for "fire-stopping at slab penetrations" pertains to new penetrations related to the installation of the rooftop cooling towers,

Item #14: ADA compliant door hardware upgrade - pertains to hardware replacements with levers, pulls, push bars and overhead closers as required - It is assumed that electronic push buttons are not required unless otherwise specified by LL's architect.

Item #18: Painting - LL agrees to do work off hours and will disconnect and move workstations as required, It is understood that all other obstructions will be reviewed by HRA within a pre-arranged walk-thru prior to start of painting and either HRA will relocate Item or request a work-around,

Item #23: Fire alarms in basement boiler room was re-inserted from a previous draft and was not listed on 9.11.18 draft previously submitted to LL

Sent from my iPad

1

Lisette Camilo Commissioner	Laura B. Rlngelhelm Deputy Commissioner Real Estate Services

Date:         7/20/18, Revised: 8/14/18, 8/23/18

Agency:    Department of Environmental Protection

Project ti:  5532

Location:  2.50 Livingston St., Brooklyn N.Y., 11201, Basement, 8th Floor

Scope of Work

Architectural

1.	Repair water damaged sheetrock in the hallway, at radiators and windows.
2.	Once water damaged walls are repaired, paint DEP space throughout.
3.	Replace water damaged ceiling tiles throughout the DEP demised space.
4.

landlord to ensure that the corridor door next to elevator number 8, and the fire stair leading into the Brooklyn Permits office are connected to the fire alarm system with a fail-safe lock, as per all applicable codes.

5.	At bathrooms, install new partitions, toilet paper dispensers, paper towel dispensers, and toilet seat covers. Provide better air-circulation.
6.	Repair the damaged wall in the women's room by the light switch.
7.	The exterior of the freight elevator door to be painted.
s;,	. andlora to make necessary repafr to the passenger elevator to ensure that is in proper working condition.
9.	Both existing pantries on the floor have rusting cabinets and missing doors. Install new ADA com pliant pantries.
10.	Replace damaged VCT floor tile at miscellaneous locations. Clean floor throughout, as requested by DEP.
11.	A light switch guard to be installed at the corridor light switch taped in the on position, as requested by DEP..
12.	Replace non-working fluorescent fixture throughout the DEP space and at the eighth-floor landing on exit stair B.
13.	Once water damaged walls are repaired, paint DEP space throughout.
14.	Install window guards in the BCS customer waiting area.

Engineering IMEPl

1.

Overhaul existing water-cooled HVAC units to work at their optimum capacity. Heating is insufficient in the space, Landlord to hire a consulting engineer to evaluate existing perimeter radiation, capacity of existing steam coils in AC units and see if these coils/controls/traps are functional and heatfng loads for the space and provide written report and recommendations. Provide supplemental heating as needed. Based on our discussion with the building staff, existing steam coils in the HVAC units are not functional.

2.

Air distribution system to be balanced by a licensed air balanctng company and provide a balancing report certified by a P.E. or a R.A. Vacuum clean all existing ductwork, diffusers and return grilles.

3.	Replace existing supplemental AC unit serving BCS data closet and provide thermostatically controlled exhaust fan as a backup with appropriate considerations for transfer air.
4.	Sec.ire two stair doors with new mag locks and connect to building fire alarm system.
5.	Ensure that retrofitted LED emergency lighting meets code.
6.	Provide sprinkler fire protection as required by Local Law 26 of 2004 with July 2019 dead line.

EXHIBITD

PREVENTIVE MAINTENANCE REQUIREMENTS

1.	Replacement of air filters at NC units at least every three months;

2.	Seasonal inspection of water heater nnits for good working condition;

3.	Seasonal inspections of the following heating/mechanical system and sub-systems for good working conditions:

a)	Boiler, Burner and Safety Control;

b)	Compressors including unloaders;

c)	Electric Baseboard Heaters including thermostats, elements, enclosures and fastening to wall;

d)	Electric Duct Heaters including elements, safety controls and air flow switches;

e)	Fan Belts and NC units and exhaust fans;

f)	Heating coils including, control valves and fins;

g)	Hot Water Baseboard Heaters;

h)	Outside Air Intakes and Dampers including damper motors linkage;

i)	Temperature Controls including room, return air, discharge thermostats and covers;

j)	Toilet and Kitchen Exhaust Fans; and

k)	Result of asbestos air sampling, if O&M in effect.

The Landlord's service contractor shall prepare a log indicating his findings and a report indicating that a repair has been performed. He shall submit a copy of his log to the occupying agencies.

.         EXHIBITE

Subordination, Non- Disturbance and Atton1ment Form

and

THE CITY OF NEW YORK,

acting through the

DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES

SUBORDINATION, NON-DISTURBANCE

ANDATTORNMENTAGREEMENT

Dated:                   20

Location:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(LEASE)

THIS AGREEMENT made as of the                   day of          ,200_between          _                  a         corporation, having an office at          N.ew York, New York----- (the "Mortgagee"), and THE CITY OF NEW YORK acting through the DEPARTMENT OF CITYWIDE ADMINISTRATIVE SERVICES, a municipal corporation, having an office at 1 Centre Str·eet, 20th Floor No1th, New York, New York 10007 (the "Tenant");

W I TN E S S E TH:

WHEREAS the Mortgagee is or is about to become the owner and holder of a certain mortgage or mortgages (the "Mortgage") encumbering the premises located in the Borough and County of       City and State of                    known as                   (the "Premises"); and

WHEREAS the Tenant is be the holder of a leasehold estate in a p01tion of the Premises under and pursuant to the provisions of a certain lease dated.          _ with          c          , as landlord. (the "Lease"); and

WHEREAS the.Tenant has agreed to subordinate the Lease to the lien created under the Mortgage and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the tenns and conditions hereinafter set forth.

NOW THEREFORE, in consideration of Ten ($1O.OQ) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

1.    The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the lien created under the M01tgage and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.  The Mortgagee agrees that if any action or proceeding is commenced by the Mottgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action, nor shall the Tenant be named a party in com1ection with any sale of the Premises, provided that at the time of the conm1encement of any such action or proceeding or at the time of any such sale (i) the tenn of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Tenant shall be in possession or have the right to possession of the premises demised under the Lease, (iii) the Lease shall be in full force and effect, and (iv) the Tenant shall not be in default under any of the material monetary obligations or other material tenns, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to tenninate the Lease.

3. The Tenant and Mortgagee agree that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assigmnent in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant upon all of the tetms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attom to the Mortgagee and the Mortgagee agrees to accept such attonrment, provided, however, that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Mmigagee shall not be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined) pursuant to the provisions of the Lease or to reimburse the Tenant for any constrnction work done by the Tenant, but in no event shall the foregoing affect any of the Tenant's rights and remedies under Article 6 (Alterations and Improvements) of the Lease, (ii) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure or sale, except for the repair, maintenance and service obligations of the Landlord under the Lease, (iii) required to make any repairs to the Premises and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation, but in no event shall the foregoing affect any of the Tenant's rights and remedies under Article 14 (Condemnation) and Article 15 (Destruction By Fire or Other Casualty) of the Lease, (iv) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but had not completed, but in no event shall the foregoing affect any of the Tenant's rights and remedies under Article 6 (Alterations and Improvements) of the Lease, (v) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mmtgagee or its successor in interest shall become the owner of the Premises, unless such offset shall have been expressly provided for in the Lease, (vi) liable for any security deposit or other monies not actually received by the Mortgagee.

4.    The Tenant shall not, without the prior written consent of the Mortgagee, such consent not to be unreasonable withheld or delayed (i) enter into any agreement amending, modifying or tenninating the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, (iii) voluntatily sutTender the premises demised under the Lease or tenninate the Lease without cause (except as provided under Article 3 of the Lease) or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof; and any such amendment, modification, tennination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Mortgagee shall not be binding on the Mortgagee, provided, however, in no event shall the foregoing affect any of the Tenant's rights to terminate the Lease pursuant to Article 3 (Option to Tem1inate), Atticle 14 (Condemnation) and Article!5 (Destruction by Fire or Other Casualty) of the Lease.

5.    The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof(i) the Tenant is the owner and holder of the tenant's interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect pursuant to the provisions thereof, (iv) [the premises demised under the Lease have been substantially completed] [and] [the Tenant has taken possession of the same on a rent paying basis,] (Note to drafter: strike the bracketed language which is inapplicable) (v) neither the Tenant nor the Landlord is in default under any of the te1T11S, covenants or provisions of the Lease and the Tenant, to the best of its knowledge, knows ofno event which but for the passage of time or the giving of notice or both would constitute an event of default by the Landlord under the Lease, (vi) neither the Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vii) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (I) month in advance of the due dates thereof, and (viii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease [except

6.    The Tenant shall notify the Mortgagee of any default bythe Landlord under the Lease or any other circumstance which would entitle the Tenant to cancel or tenninate the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation, ten11ination or abatement thereof shall be effective unless the Mortgagee shall have received notice of the default or other circumstance giving rise to such cancellation, tennination or abatement and shall have failed within thirty (30) days after receipt of such notice to cure such default or remedy such circumstance, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence to cure such default or remedy such circumstance and to thereafter diligently pursue any action necessary to cure such default or remedy such circumstance, as the case may be, provided, however, in no event shall the foregoing affect (a) any of the Tenant's rights to tenninate the Lease pursuant to Article 3 (Option to Tenninate) of the Lease, or (b) Tenant's right to a bona fide equitable reduction of rent if any act or 01nission by the Landlord causes any part of the Pre1nises to be untenantable.

7.    Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Pre1nises for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgagee is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenanfagainst the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Pre1nises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

8.    Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

Ifto the Mortgagee:

Attention:

With a copy to:

Attention:

Ifto the Tenant:

Director

Agency Headquarters Program Unit

Agency Name

Agency Headquarters Address and

Agency Program Unit

Agency Name

Address of the Premises

With a copy to:

Executive Director of Leasing

Department of Citywide Administrative Services

Real Estate Services

1 Centre Street

20th Floor North, Room 2000

New York, New York 10007

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each paiiy may designate a change of address by notice given, as hereinabove provided, to the other paiiy, at least fifteen (15) days prior to the date such change of address is to become effective.

9.    This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant an.d their respective successors and assigns.

10.    The tenn "Mortgagee" as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assigmnent in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The tenn "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the. estates therein encumbered by the Mortgage.

11. This Agreement may not be modified in any manner or terminated except by an instrnment in writing executed by the parties hereto.

12.    This Agreement shall be governed by and constrned under the laws of the State of New York.

IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.

[NAME OF MORTGAGEE]

By:

THE CITY OF NEW YORK, acting through The Department -of Citywide Administrative Services

By:
Laura Ringelheim Deputy Commissioner Real Estate Services

UNIFORM FORM OF ACKNo,vLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the_·_.. _ day of          ,, in the year 2         _ before me, the undersigned, personally appeared                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrnment.

(Notary Public) s1rike-au1 (C01mnissionerof Deeds)

UNIFORM FORM OF ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the                   day of          ,in the year 20_         , before me, the undersigned, personally appeared         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notary Publi c) Strike-out(Commissioner of Deeds)